UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Esterline Technologies Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ESTERLINE TECHNOLOGIES CORPORATION

500 108th Avenue NE

Bellevue, Washington 98004

___________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held February 9, 2017

___________

To the Shareholders of Esterline Technologies Corporation:

NOTICE IS HEREBY GIVEN that the 2017 annual meeting of shareholders for ESTERLINE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), will be held on Thursday, February 9, 2017, at 10:30 a.m. (local time), at the Seattle offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4900, Seattle, Washington, for the following purposes:

(1)	to elect as directors of the Company the three nominees named in the attached proxy statement;
(2)	to consider and approve the Company’s Amended and Restated 2013 Equity Incentive Plan;
(3)	to approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended September 30, 2016;
(4)	to approve, on an advisory basis, the frequency of the advisory vote on executive compensation;
(5)	to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 29, 2017; and
(6)	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on December 14, 2016, as the record date for determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.  Members of the Company’s management will not make any formal presentations as part of the annual meeting, but will be available to address questions from shareholders, as appropriate.

The Company’s Annual Report for fiscal year 2016 is provided for your convenience.

By order of the Board of Directors

/s/ Amy L. Watson
AMY L. WATSON
Associate General Counsel and Corporate Secretary

December 29, 2016

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held February 9, 2017

___________

This proxy statement, which is first being provided to shareholders on or about December 29, 2016, has been prepared in connection with the solicitation by the Board of Directors of Esterline Technologies Corporation (the “Company”) of proxies in the accompanying form to be voted at the 2017 annual meeting of shareholders of the Company to be held on Thursday, February 9, 2017, at 10:30 a.m. (local time), at the Seattle offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4900, Seattle, Washington 98101, and at any adjournment or postponement thereof.  The Company’s principal executive office is at 500 108th Avenue NE, Suite 1500, Bellevue, Washington 98004.

Shareholders are being asked to vote on five proposals at the 2017 annual meeting:

(1)

to elect as directors of the Company three nominees: Michael J. Cave, Anthony P. Franceschini and Nils E. Larsen to the class of directors whose term will expire at the 2020 annual meeting of shareholders;

(2)	to consider and approve the Company’s Amended and Restated 2013 Equity Incentive Plan;
(3)	to approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended September 30, 2016;
(4)	to approve, on an advisory basis, the frequency of the advisory vote on executive compensation; and
(5)	to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 29, 2017.

In addition, you may be asked to consider any other business properly presented at the 2017 annual meeting and any adjournment or postponement of the annual meeting.  Members of the Company’s management will not make any formal presentations as part of the 2017 annual meeting, but will be available to address questions from shareholders, as appropriate.

The cost of this solicitation will be borne by the Company.  In addition to solicitation by mail, officers and employees of the Company may, without additional compensation, solicit the return of proxies by telephone, messenger, facsimile transmission or personal interview.  Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company may reimburse such persons for their expenses in so doing.  The Company has retained MacKenzie Partners, Inc. to provide proxy solicitation services for a fee of $12,500, plus reimbursement of its out-of-pocket expenses.

Registered shareholders can vote in person, by Internet, by telephone or by mail, as described below.  If you are a beneficial shareholder, please refer to the information forwarded by your broker, bank or other holder of record to see what options are available to you.  Registered shareholders may cast their vote by:

(1)	Attending and voting in person at the annual meeting;
(2)

Accessing the Internet website specified in the Notice of Internet Availability and following the instructions provided on the website (or if printed copies of the proxy materials were requested, as specified in the printed proxy card);

(3)

Calling the telephone number specified in the Notice of Internet Availability and voting by following the instructions provided on the phone line (or if copies of the proxy materials were requested, as specified in the printed proxy card); or

(4)	Requesting a printed proxy card and completing, signing, dating and promptly mailing the proxy card in the envelope provided.

Any proxy given pursuant to the solicitation may be revoked at any time prior to being voted.  A proxy may be revoked by the record holder or other person entitled to vote (a) by attending the meeting in person and voting the shares, (b) by executing another proxy dated as of a later date, or (c) by notifying the Secretary of the Company in writing, at the Company’s address set forth on the notice of the meeting, provided that such notice is received by the Secretary prior to the meeting date.  All shares represented by valid proxies will be voted at the meeting.  Proxies will be voted in accordance with the specification made therein or, in the absence of specification, in accordance with the provisions of the proxy.

The Board of Directors has fixed the close of business on December 14, 2016, as the record date for determining the holders of common stock of the Company (the “Common Stock”) entitled to notice of and to vote at the annual meeting.  The Common Stock is listed for trading on the New York Stock Exchange.  At the close of business on the record date there were outstanding and entitled to vote 29,640,800 of Common Stock, which are entitled to one vote per share on all matters which properly come before the annual meeting.

The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to constitute a quorum for the transaction of business at the meeting.  The inspector of elections, who determines whether or not a quorum is present at the annual meeting, will count abstentions and broker non-votes, which are discussed further below, as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum.  There must be a quorum for the meeting to be held.  The Company has appointed Computershare as the inspector of elections for the annual meeting.  Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of elections appointed for the annual meeting.

For Proposal One regarding the election of directors, each nominee must receive an affirmative vote of a majority of votes cast, either in person or represented by proxy at the meeting, to be elected to the Board of Directors.  Shareholders are not entitled to cumulate votes in electing directors.  For Proposal Two regarding the approval of the Company’s 2013 Amended and Restated Equity Incentive Plan, the affirmative vote of a majority of the votes cast will be required for approval of the proposal.  For Proposal Three (regarding the advisory vote on the executive compensation of the Company’s named executive officers) and Proposal Five (regarding the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017), the affirmative vote of a majority of the votes cast will be required for approval of the proposals.  For Proposal Four (regarding the frequency of the advisory vote on executive compensation) the option receiving the greatest number of votes will be the frequency that shareholders approve. The votes on Proposal Three (regarding executive compensation), Proposal Four (regarding frequency of say on pay) and Proposal Five (regarding the ratification of our independent auditors) are advisory in nature and are nonbinding.

Abstentions and broker non-votes will not be considered votes cast with respect to Proposals One, Three, Four and Five and as a result, they will have no effect on the vote relating to those proposals.  With respect to Proposal Two, abstentions will be considered votes cast and as a result, they will have the same effect as voting “no” on Proposal Two; however, broker non-votes will not be considered votes cast and therefore, they will have no effect on the vote relating to Proposal Two.  Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter.  Brokers may not exercise discretion to vote shares as to non-routine matters, which at the 2017 annual meeting include the election of directors, the approval of the 2013 Amended and Restated Equity Incentive Plan, the advisory vote on executive compensation and the advisory vote on the frequency of the advisory vote on executive compensation.  Brokers may exercise discretion to vote shares as to which instructions are not given with respect to routine matters, which at the 2017 annual meeting includes the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide for a board of directors that consists of not less than seven (7) or more than twelve (12) members, as may be fixed from time to time by the Board of Directors.  The Company’s Restated Certificate of Incorporation provides that the directors will be divided into three classes, with the classes serving for staggered, three-year terms such that approximately one-third of the directors are elected each year.

Majority Voting in Director Elections and Irrevocable Resignations

Pursuant to the Company’s Amended and Restated Bylaws, a director nominee is elected to the Board if the votes cast for the nominee exceed the votes cast against the nominee.  Abstentions will have no effect on the election of directors since only votes “For” or “Against” a nominee will be counted.

Under the Company’s Corporate Governance Guidelines, the Board will nominate only those persons who tender, in advance, irrevocable resignations, which are effective upon a director’s failure to receive the required vote at any annual meeting at which they are nominated for re-election and Board acceptance of the resignation.  The Board will act on the resignation, taking into account the recommendation of the Nominating & Corporate Governance Committee, and publicly disclose its decision within 90 days from the date of the certification of the election results.  Any director who tenders such a resignation in accordance with the Corporate Governance Guidelines will not participate in the Nominating & Corporate Governance Committee recommendation or Board decision on the resignation.

We entered into an agreement with First Pacific Advisors, LLC and certain of its affiliates named in the agreement (collectively, “FPA”) dated October 18, 2016, (the “FPA Agreement”).  Pursuant to the FPA Agreement, the Board appointed Mr. Nils E. Larsen as a new independent director effective October 18, 2016.  As the new independent director under the FPA Agreement, Mr. Larsen tendered an irrevocable resignation letter pursuant to which he will immediately resign from the Board and all applicable committees thereof if, at any time during the Standstill Period (as defined below), FPA fails to beneficially own at least 10% of the Company’s Common Stock.  The Standstill Period is the period from October 18, 2016, until the earlier of (i) the date that is fifteen (15) business days prior to the deadline for the submission of stockholder nominations for the 2020 Annual Meeting pursuant to the Bylaws and (ii) the date that is 100 days prior to the first anniversary of the 2019 Annual Meeting.  See the “Certain Relationships and Related Transactions – The FPA Agreement” section of this proxy statement beginning on page 42 for further detail on the FPA Agreement.

If the Board does not accept the resignation of a director in any of the circumstances described above, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or until his or her earlier resignation or removal.  If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board as provided for and in accordance with the Bylaws.

Resignation and Replacement of Mr. James J. Morris as a Director of the Company

Mr. James J. Morris has informed the Board of his intention to retire from the Board of Directors and the Company’s Audit and Enterprise Risk Committees at the expiration of his current term at the conclusion of the 2017 annual meeting, and therefore will not stand for reelection at the 2017 annual meeting.  The process to select a nominee to replace Mr. Morris is ongoing, and it is currently anticipated that at some time following the 2017 annual meeting, a nominee will be selected by the Nominating & Corporate Governance Committee and approved by the Board.  Pursuant to the FPA Agreement, as part of the Company’s process to select a candidate to replace Mr. Morris, FPA shall have the right to submit potential candidates (the “FPA Candidates”) to the Nominating & Corporate Governance Committee to be considered for election as a director.  The Nominating & Corporate Governance Committee shall give due and careful consideration to the FPA Candidates and share with FPA information pertaining to the other final proposed candidates it considers to replace Mr. Morris.  Accordingly, by resolution of the Board of Directors effective at the end of the 2017 annual meeting, the Board of Directors will accept Mr. Morris’s resignation and reduce the number of authorized members of the Board of Directors to nine.  At such time that Mr. Morris’s replacement nominee is identified and approved by the Board, the size of the Board will be increased to ten directors, and the replacement nominee will be appointed to fill the vacancy and assigned to the class of directors whose term expires at the 2020 annual meeting.  See the “Certain Relationships and Related Transactions – The FPA Agreement” section of this proxy statement beginning on page 42 for further detail on the FPA Agreement.

The Board of Directors recommends a vote FOR its director nominees named below.

Information as to each nominee and each director whose term will continue after the 2017 annual meeting is provided below.  Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy to vote shares represented by properly executed proxies FOR the election of the nominees named below.  The Board of Directors knows of no reason why any of its nominees will be unable or unwilling to serve.  If any nominee becomes unavailable to serve, the Board of Directors intends for the persons named as proxies to vote for the election of such other persons, if any, as the Board of Directors may recommend.

Nominees to the class of directors whose term will expire at the 2020 annual meeting:

Michael J. Cave

Senior Vice President (Retired), The Boeing Company.

President (Retired), Boeing Capital Corporation.  Age 56.

Mr. Cave served as a Senior Vice President of The Boeing Company (a leading aerospace company and manufacturer of commercial jetliners and military aircraft), from January 2010 to May 2014.  During this same time period, he also served as President of Boeing Capital Corporation (a wholly owned Boeing subsidiary that is primarily responsible for arranging, structuring and providing financing for Boeing’s commercial airplane and space and defense products).  He is the non-executive chairman of the board of Harley Davidson and also serves as a director of AirCastle Ltd. and Ball Corporation.  He has been a director of the Company since November 2015.

Mr. Cave’s skills, expertise and experience in financial services, strategic planning, operations management and business development he gained through senior leadership roles at The Boeing Company make him a valuable member of the Board.  His insights into the various products under development and entering production at aerospace original equipment manufacturers and the many high-level customer relationships that he developed in his time at Boeing are particularly helpful in guiding the Company on strategic matters. In addition, Mr. Cave provides the benefits of service on the boards of other publicly traded companies and has significant experience with mergers and acquisitions, including integration of newly acquired businesses, which enhances the Board’s strategic transaction oversight resources.

Anthony P. Franceschini

President and Chief Executive Officer (Retired), Stantec Inc.  Age 65.

Prior to May 2009, Mr. Franceschini was the President and Chief Executive Officer of Stantec Inc. (an engineering, architecture and related professional services design firm), having held such positions since June 1998.  He has served and continues to serve as a director of Stantec Inc. since March 1994.  He is chairman of the board for ZCL Composites Inc. and also a director of Aecon Group Inc. and is on the advisory boards of two other private companies.  He has been a director of the Company since 2002.

Mr. Franceschini has substantive experience in the area of mergers and acquisitions, having guided Stantec Inc. through a period of significant growth facilitated through many successful acquisitions, which enhances the Board’s oversight of strategic transactions and other growth plans.  His understanding of the acquisition process and post-acquisition integration is beneficial to the Board and management as acquisitions and effective integration of acquisitions remain key focus areas for the Company.  Additionally, as a Canadian citizen, Mr. Franceschini’s familiarity with Canadian business and banking practices adds meaningful oversight of Esterline’s investments in Canada.

Nils E. Larsen

Senior Operating Advisor, The Carlyle Group.  Age 46.

Mr. Larsen has been the Senior Operating Advisor of The Carlyle Group (a global alternative asset manager) since September 2013.  He is also the President of SZR Consulting, LLC (a business consulting firm) and the Managing Director of Equity Group Investments, LLC (a private investment firm), having held those positions since September 2013 and March 2013, respectively.  Prior to that time, he was President and Chief Executive Officer of the Tribune Company from May 2011 to March 2013 and Executive Vice President from December 2008 to March 2013.  He is Chairman of Liberty Tire Recycling, LLC and a director of Vantage Drilling International and two other private companies.  He has been a director of the Company since October 2016 and is nominated for election to the Board pursuant to the FPA Agreement and following the review and recommendation of the Nominating & Corporate Governance Committee.

Mr. Larsen has extensive experience in financial analysis for a variety of businesses and managing a number of portfolio companies for sophisticated investment firms, which brings relevant insight into the Board’s oversight of the Company’s capital structure, financial performance and financial risks.  Mr. Larsen’s management of portfolio companies includes extensive strategic, budget and operational responsibilities, which will enhance the Board’s oversight of the Company’s strategic plan and budgets.  Mr. Larsen also brings deep experience in structuring, negotiating and managing business acquisitions and divestitures to the Board’s oversight of the Company’s merger and acquisition activities and evaluation of the performance of such transactions.

Continuing directors:

Delores M. Etter

Professor, Department of Electrical Engineering

Distinguished Fellow, Darwin Deason Institute for Cyber Security

Southern Methodist University, Dallas, TX.  Age 69.

Dr. Etter has been a member of the Department of Electrical Engineering at Southern Methodist University since June 2008.  She holds the Caruth Professorship in Engineering Education and is a Distinguished Fellow in the Darwin Deason Institute for Cyber Security.  Dr. Etter is a member of the National Academy of Engineering, a former member of the National Science Board, and a Fellow of the Institute of Electrical and Electronic Engineers.  She is also a director of Stantec Inc.  She has been a director of the Company since 2010 and her current term expires in 2018.

Dr. Etter has had multiple, substantive experiences within the U.S. Department of Defense, including serving as the Assistant Secretary of the Navy for Research, Development, and Acquisition, and as the Deputy Under Secretary of Defense for Science and Technology, as well as serving on the faculty at public and private academic institutions.  These experiences, coupled with her deep technical knowledge in the areas of sensors and software and her familiarity with the Joint Strike Fighter and other military aircraft, enable Dr. Etter to provide insight and guidance to management and the Board.

Paul V. Haack

Senior Partner (Retired), Deloitte & Touche LLP.  Age 66.

Prior to 2006, Mr. Haack was a Senior Partner with Deloitte & Touche LLP (an international public accounting firm).  He is currently a trustee of the University of Montana Foundation.  He has been a director of the Company since 2006 and his current term expires in 2019.

During his tenure at Deloitte, Mr. Haack was a leader of its Aerospace and Defense Practice, which provided him with knowledge and experience relevant to the Company’s industry.  Mr. Haack also gained extensive experience in complex mergers and acquisitions and capital structure issues from his career at Deloitte, and from his tenure as director and Audit Committee Chair at SonoSite, including during Sonosite’s successful sale to FujiFilm for which he served on the Transaction Committee.  As a practicing CPA for 33 years, he has extensive expertise in finance, accounting and regulatory matters related to financial reporting, and has experience with the complexities of doing business overseas.  The broad skillset he brings to the Board enhances the Board’s oversight of financial reporting, enterprise risks, as well as the Company’s strategy in the markets in which the Company operates and positions him well to serve as the Company’s lead independent director.

Mary L. Howell

Executive Vice President (Retired), Textron, Inc.  Age 64.

Prior to January 2010, Ms. Howell was the Executive Vice President of Textron, Inc. (a multi-industry company serving aircraft, automotive, defense, industrial, and finance businesses), having held such position since August 1995.  Ms. Howell is also a board member of the Atlantic Council of the United States and Vectrus, Inc.  She has been a director of the Company since 2011 and her current term expires in 2018.

Ms. Howell has extensive experience in the commercial and military markets that strengthen the Board’s oversight of the Company’s strategic plans.  Her deep expertise in global operations, marketing, sales, business development and merger and acquisition transactions as well as her service on the boards of the National Association of Manufacturers and the Aerospace Industries Association enhance the Board’s oversight of strategic matters and enterprise risk.  Further, her former experience as a board member of FM Global has given her insight to sophisticated risk management practices that contributes to the Board’s oversight of the Company’s complex global operations.

Scott E. Kuechle

Executive Vice President and Chief Financial Officer (Retired), Goodrich Corporation.  Age 57.

Prior to July 2012, Mr. Kuechle was the Executive Vice President and Chief Financial Officer of Goodrich Corporation (an aerospace and defense company) since August 2005.  He is also a director of Kaman Corporation and Wesco Aircraft Holdings, Inc.  He has been a director of the Company since 2012 and his current term expires in 2019.

Mr. Kuechle’s extensive experience within the aerospace and defense industry during his 29-year tenure at Goodrich and ongoing board experience at two other aerospace public companies provide relevant and valuable insights to the Board’s oversight of the Company’s strategic plans and initiatives.  This industry experience, coupled with his deep expertise in corporate finance, mergers and acquisitions, and financial controls and analysis, provide the Board with a powerful skillset to draw upon as the Company continues to execute its strategic plan with a focus on organic growth, good-fit mergers and acquisitions, and operational excellence.  In addition, Mr. Kuechle’s experience in complex corporate finance matters, including capital allocation, strengthen the Audit Committee’s oversight of audit, financial reporting and financial risk matters.

Gary E. Pruitt

Chairman (Retired), Univar Inc.  Age 66.

Prior to November 2010, Mr. Pruitt was the Chairman of Univar Inc. (a leading chemical distributor), having held such position since June 2002.  He is also a director of Itron, Inc., Premera Blue Cross, and PS Business Parks, Inc., and is a trustee of Public Storage, Inc.  He has been a director of the Company since 2009 and his current term expires in 2018.

Mr. Pruitt brings extensive knowledge of growing and directing large, complex, global companies gained through experience in CEO and Chairman roles at international public companies that enhances the Board’s oversight of the Company’s complex global operations.  Mr. Pruitt also has significant experience in mergers and acquisitions, capital structure, treasury management and international finance and taxation that is valuable to the Board’s oversight of strategic transactions and the Company’s complex organizational tax structure.  Mr. Pruitt’s significant experience over the years as a director for multiple public companies enables him to provide meaningful insight into Board function, governance and oversight responsibilities, and his experience with manufacturing companies strengthens the Board’s oversight of the Company’s operational excellence initiatives.

Curtis C. Reusser

Chairman, President and Chief Executive Officer, Esterline Technologies Corporation.  Age 56

Mr. Reusser has been Chairman, President and Chief Executive Officer of the Company since March 2014 and served as President and Chief Executive Officer of the Company from October 2013 to March 2014.  Previously, he was President, Aircraft Systems of UTC Aerospace Systems for United Technologies Corporation (“UTC”) (a provider of a broad range of high-technology products and services to the global aerospace and building systems industries) from July 2012 to October 2013.  Prior to that time, he was President of the Electronic Systems segment of Goodrich Corporation (an aerospace and defense company that was acquired by UTC in July 2012) from January 2008 to July 2012.  He has been a director of the Company since 2013 and his current term expires in 2019.

Mr. Reusser brings to the Board over 30 years of experience in the aerospace and defense industry, which significantly strengthens the Board’s oversight of the development and execution of the Company’s strategic plans and initiatives.  With his engineering background and substantive leadership experience at Goodrich Corporation and UTC, Mr. Reusser adds a “hands-on” dynamic to the Board.  Mr. Reusser has direct experience in growing and leading businesses that are complementary to Esterline’s, including sensors and systems, power systems and avionics and communication systems.  Mr. Reusser’s extensive and relevant industry experiences and experience in merger and acquisition transactions add significantly to the Board’s oversight of the Company’s global operations, operational excellence initiatives, strategic transactions and strategy deployment.

OTHER INFORMATION AS TO DIRECTORS

Director Compensation

The following table describes the compensation earned by persons who served as non-employee directors during fiscal 2016.  Employees of the Company serving on the Board or committees received no additional compensation for such service. Mr. Nils E. Larsen was appointed to the Board in October 2016 and was therefore not paid any fees in fiscal 2016.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation	Total ($)

Michael J. Cave	$65,000	$110,000	$-	$175,000
Delores M. Etter	88,750	110,000	-	198,750
Anthony P. Franceschini	76,250	110,000	-	186,250
Paul V. Haack	100,000	110,000	-	210,000
Mary L. Howell	88,750	110,000	-	198,750
Scott E. Kuechle	93,750	110,000	-	203,750
James J. Morris	88,750	110,000	-	198,750
Gary E. Pruitt	68,750	110,000	-	178,750

____________________

(1)	Amounts in this column represent retainers and chair fees.
(2)	Amounts in this column represent the aggregate grant date fair value of awards granted during fiscal 2016, computed in accordance with Accounting Standards Codification Topic 718 (ASC 718).

For fiscal 2016, the Company paid the following cash fees to non-employee directors:

	Through	Beginning
	April 2016	May 2016
Non-Employee Director Annual Retainer	$55,000	$55,000
Lead Independent Director Additional Annual Retainer	25,000	25,000
Audit Committee Member Annual Retainer	12,500	12,500
Audit Committee Chair Additional Annual Retainer	12,500	12,500
Compensation Committee Member Annual Retainer	7,500	7,500
Compensation Committee Chair Additional Annual Retainer	7,500	7,500
Regulatory Compliance Subcommittee Member Annual Retainer	7,500	7,500
Regulatory Compliance Subcommittee Chair Additional Annual Retainer	7,500	7,500
Nominating & Corporate Governance Committee Member Annual Retainer	5,000	7,500
Nominating & Corporate Governance Committee Chair Additional Annual Retainer	5,000	7,500
Enterprise Risk Committee Member Annual Retainer	5,000	7,500
Enterprise Risk Committee Chair Additional Annual Retainer	7,500	7,500

The Compensation Committee reviews director remuneration periodically, and seeks information and advice from its compensation consultant, Semler Brossy, to assist the Committee’s consideration.  Pursuant to such a review, the Committee confirmed it was generally satisfied with the level and structure of director fees overall, but recommended and the Board approved increases in May 2016 to $7,500 for the annual Chair and Member retainer for the Nominating & Corporate Governance Committee as well as the annual Member retainer for the Enterprise Risk Committee.  The fee increases were based on updated market benchmark information concerning practices common among the 17-company peer group the Company references for purposes of making executive pay comparisons, and based on public company practices more generally as well as consideration of the responsibilities of the affected positions.  Further information about the peer group can be found in the Compensation Discussion and Analysis section of this proxy statement starting on page 12.

All annual retainers are paid quarterly in arrears.  The Company also reimburses non-employee directors for reasonable expenses incurred in attending Board and committee meetings.

In addition, the Company makes an annual issuance of fully-paid Common Stock to each non-employee director serving on the Board the day after each annual meeting of shareholders.  In fiscal 2016, each non-employee director who continued service on the Board after the annual meeting date was issued $110,000 of fully-paid Common Stock.  The number of shares of Common Stock issued is determined based on the closing price of our Common Stock on the date of the annual meeting, as reported in the Wall Street Journal the following day.  During fiscal 2016, shares to non-employee directors were issued under the Company’s 2013 Equity Incentive Plan.  Board policy requires non-employee directors to acquire and hold shares of the Company’s Common Stock that are equal to or greater in value than five times the amount of the annual cash retainer for Board service, which is currently $55,000, as described above.  All non-employee directors, other than Messrs. Kuechle, Cave and Larsen, are to achieve this stock ownership level by the end of the second fiscal quarter of 2017, and met the share ownership requirement as of the end of fiscal 2016.  Mr. Kuechle is to achieve the required ownership level by the fifth anniversary of his election to the Board, or December 2017, and met the share ownership requirement as of the end of fiscal 2016.  Messrs. Cave and Larsen are to achieve the required ownership level by the fifth anniversary of their election to the Board, or November 2020 and October 2021, respectively.

Board and Board Committees

There were nine meetings of the Board of Directors during fiscal 2016.  During fiscal 2016, each director attended at least 75% of the total number of meetings of the Board of Directors and Board committees of which he/she was a member.

The Board recognizes that there is no single best approach to the structure of Board leadership and therefore, our Corporate Governance Guidelines provide that there shall be a Chairman of the Board who may or may not be a member of management.  In the event the Chairman is a member of management, a Lead Independent Director shall be selected from among the non-management directors.  This gives the Board the flexibility to structure the Board’s leadership in the best interests of the Company.  Currently, Mr. Reusser serves as the Chairman of the Board, and due to Mr. Reusser’s current position with the Company, Mr. Haack currently serves as the Lead Independent Director.

The Chairman of the Board, if a non-management director, presides over executive sessions of non-management directors, which are held on a regular basis, generally at each scheduled Board meeting.  Because the Chairman of the Board is an employee of the Company, the Lead Independent Director, Mr. Haack, presides over the sessions.  Non-management directors who are considered independent under the New York Stock Exchange (“NYSE”) independence listing standards also meet in executive session at least once annually.  In addition, the Audit Committee has adopted the practice of reserving time at each meeting to meet without members of Company management present.  The Compensation Committee and the Nominating & Corporate Governance Committee also have adopted a similar practice of meeting periodically without members of Company management present.

Board’s Role in Risk Oversight.  The Company has traditionally identified and evaluated risk as part of its annual strategic planning process (carried out through its business units) and will continue to do so.  In addition, the Company developed and implemented an enterprise risk management program (“ERM”) which incorporates senior officer and business unit risk assessments, including those identified as part of the strategic planning process.  The Company’s ERM program is a systematic approach to risk assessment and mitigation, which is designed to measure, manage and aggregate risks on an enterprise-wide basis.  Under the Company’s ERM program, management identifies various risks facing the Company and assesses such risks by likelihood of occurrence and potential impact.  Management has the responsibility for developing an action plan to address, mitigate or monitor such risks.  Management updates the ERM program annually to reassess its risk profile and to identify new risks that might need to be incorporated into the assessment.

In fiscal 2016, the Board of Directors retained responsibility for overseeing risk assessment for the enterprise in light of the interrelated nature of the elements of risk.  However, the Board has delegated certain risk areas for inquiry and monitoring to Board committees.  As described below, the Board receives assistance from certain of its committees for the identification and monitoring of those risks that are related to the committees’ areas of focus as described in each committee charter.  The Board and its committees exercise their risk oversight function by carefully evaluating management reports and making inquiries of management regarding material risk exposures and the steps taken to control such exposure.

The Audit Committee reviews risks related to internal controls, disclosure, financial reporting, and legal and compliance activity.  Oversight of some compliance activities, including trade compliance risks and business ethics programs in particular, is shared with the Enterprise Risk Committee, as further described below.  Among other processes, the Audit Committee meets regularly in executive sessions with our internal auditors and external accounting firm as well as the Chief Financial Officer, Chief Accounting Officer, and the General Counsel. The Audit Committee met in executive session with our accounting firm, Ernst & Young LLP, as part of each of the four regular meetings held in fiscal 2016.

In February 2016, the Board formed an Enterprise Risk Committee that is focused on supporting the Board’s oversight of enterprise risk management, including the ERM described above, trade compliance programs and risks and corporate acquisition and divestiture transactions and key research and development (“R&D”) opportunities.  The corporate transactions and R&D oversight areas were previously supported by a Strategy & Technology Committee, which was replaced by this Enterprise Risk Committee.  With the formation of the Enterprise Risk Committee, the  Regulatory Compliance Subcommittee (the “Subcommittee”), which was formed in August 2013 to support and enhance oversight of the Company’s risk management and related activities associated with export control compliance, is now overseen the Enterprise Risk Committee rather than by the Audit Committee.  The Subcommittee was delegated and has retained the authority to oversee the Company’s export control compliance activities and program development resulting from its obligations under the Consent Agreement entered into in March 2014 (the “Consent Agreement”) with the U.S. Department of State’s Directorate of Defense Trade Controls Office of Defense Trade Controls Compliance to resolve alleged International Traffic in Arms Regulations civil violations.

The Compensation Committee reviews risks associated with the Company’s compensation programs, to ensure that incentive compensation arrangements for employees do not encourage inappropriate risk taking, as described more fully under the Statement Regarding Compensation Practices section in this proxy statement on page 30.

Attendance at the Annual Meeting.  The Board of Directors currently does not have a policy with regard to director attendance at the Company’s annual shareholders meeting; however, it schedules the second fiscal quarter meeting of the Board of Directors on the same date as the annual shareholders meeting to facilitate director attendance at the annual meeting.  All of the Company’s directors then serving on the Board attended the annual shareholders meeting in 2016.

Board Independence.  The Board has reviewed the relationships between the Company and each director and has determined that a majority of the directors are independent for purposes of the NYSE corporate governance listing standards.  In accordance with these listing standards, the Board adopted its own set of specified criteria, identified in the Company’s Corporate Governance Guidelines which are posted on the Company’s website at www.esterline.com under the Corporate Governance tab, to assist it in determining whether any relationship between a director and the Company impairs independence.  Using the adopted criteria, the Board affirmatively determined that all of the directors, other than Mr. Reusser, are independent under the NYSE listing standards.  Mr. Reusser does not meet NYSE independence listing standards due to his current positions as Chairman, President and Chief Executive Officer of the Company.

The Audit Committee currently consists of directors Kuechle (Chairman), Haack, Howell, and Morris, each of whom is independent in accordance with applicable rules promulgated by the Securities and Exchange Commission (“SEC”) and NYSE listing standards.  Mr. Morris has informed the Board of Directors of his intention to retire from the Board of Directors and its committees at the expiration of his current term at the conclusion of the 2017 annual meeting, and therefore will not stand for reelection at the 2017 annual meeting.  The Audit Committee selects and retains the independent registered public accounting firm to audit the Company’s annual financial statements, approves the terms of the engagement of, and the selection of the lead partner from, the independent registered public accounting firm and reviews and approves the fees charged for audits and for any non-audit assignments.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.esterline.com under the Corporate Governance tab.  The Audit Committee’s responsibilities also include, among others, overseeing (1) the integrity of the Company’s financial statements, which includes reviewing the scope and results of the annual audit by the independent registered public accounting firm, any recommendations of the independent registered public accounting firm resulting therefrom and management’s response thereto and the accounting principles being applied by the Company in financial reporting, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, (4) the performance of the Company’s internal auditors and the independent registered public accounting firm, and (5) such other related matters as may be assigned to it by the Board of Directors.  The Audit Committee met seven times during fiscal 2016.

The Board of Directors has determined that Messrs. Haack and Kuechle each qualify as an “audit committee financial expert” as defined in Item 407 of Regulation S-K promulgated by the SEC and that each Audit Committee member has accounting and financial management literacy under NYSE listing standards.

In August 2013, the Audit Committee formed the Subcommittee to support and enhance the Audit Committee’s oversight of the Company’s risk management and related activities associated with trade compliance.  The Subcommittee’s oversight is focused on the Company’s compliance activities resulting from its obligations under the Consent Agreement.  In fiscal 2016, oversight of the Subcommittee was shifted to the Enterprise Risk Committee, which was formed in February 2016 and oversees export control risks, including those risk areas impacted by the Consent Agreement.  The Regulatory Compliance Subcommittee currently consists of directors Howell (Chair), Etter, Kuechle and Morris.

The Compensation Committee currently consists of directors Franceschini (Chairman), Etter, Haack, and Pruitt, each of whom is independent in accordance with applicable NYSE listing standards.  The Compensation Committee develops, evaluates and recommends to the independent members of the Board for its approval corporate goals and objectives relevant to the compensation of the Chief Executive Officer; evaluates the Chief Executive Officer’s performance and that of other corporate officers in light of corporate goals and objectives; develops, evaluates and recommends the form and level of compensation for the CEO and other officers of the Company; recommends compensation for Board members; oversees the Company’s succession planning process; and is responsible for performing the other related responsibilities set forth in its written charter, which is posted on the Company’s website at www.esterline.com under the Corporate Governance tab.  The Compensation Committee also administers the Company’s equity and incentive compensation plans for officers and senior corporate management, which includes recommending amendments to such plans.  When appropriate, the Compensation Committee may form and delegate authority to subcommittees, or may delegate authority to one or more designated members of the Board or to corporate officers.  The Chief Executive Officer, the Executive Vice President and Chief Human Resources Officer, and the Executive Vice President & General Counsel are non-voting advisors to the Compensation Committee from whom the Compensation Committee solicits and considers recommendations as to compensation for the other executive officers as well as other matters related to the Company’s executive compensation program.

The Compensation Committee has the sole authority from the Board of Directors for the appointment, compensation, and oversight of the Company’s outside executive and director compensation consultant.  The Compensation Committee has engaged Semler Brossy, an independent executive compensation consultant, to: (1) review and develop compensation program recommendations for Company executives and directors; (2) provide and analyze benchmark compensation data for executive officers and directors from peer companies and from general compensation surveys; (3) advise the Committee on compensation levels for executive officers and directors; and (4) provide analysis and recommendations related to the design of executive incentive plans.  Semler Brossy does no other work for and has no other business relationships with Esterline.  The compensation consultant reports directly to the Committee, and the Committee may replace the firm or hire additional consultants at any time.  A representative of the compensation consultant attends meetings of the Committee, upon request, and communicates with the Committee chair between meetings.  The Compensation Committee met six times during fiscal 2016.

The Nominating & Corporate Governance Committee currently consists of directors Etter (Chair), Cave, Franceschini, and Pruitt, each of whom is independent in accordance with applicable NYSE listing standards.  The Nominating & Corporate Governance Committee recommends director candidates to the entire Board, oversees the evaluation of the Board of Directors and Company management, develops and monitors corporate governance principles, practices and guidelines for the Board of Directors and the Company, and is responsible for performing the other related responsibilities set forth in its written charter, which is posted on the Company’s website at www.esterline.com under the Corporate Governance tab.  The Nominating & Corporate Governance Committee met seven times during fiscal 2016.

The Enterprise Risk Committee was formed in February 2016 and currently consists of directors Morris (Chairman), Cave, Etter, Howell, and Kuechle.  Mr. Morris has informed the Board of Directors of his intention to retire from the Board of Directors and its committees at the expiration of his current term at the conclusion of the 2017 annual meeting, and therefore will not stand for reelection at the 2017 annual meeting.  The Enterprise Risk Committee provides oversight for the Company’s enterprise risk management program, and for risks associated with export control, business ethics, cyber security, corporate transactions, and research and development investment opportunities.  Oversight of the Company’s export control program has been delegated to the Subcommittee of the Enterprise Risk Committee, as further described under “Board’s Role in Risk Oversight” on page 7.  In addition, the Enterprise Risk Committee reviews and makes recommendations to the Board of Directors regarding business acquisition and sale opportunities and key research and development opportunities that were formerly overseen by a Strategy & Technology Committee, which was replaced by this new Enterprise Risk Committee.

Director Nominations and Qualifications

In accordance with the Company’s Amended and Restated Bylaws, any shareholder entitled to vote for the election of directors at the annual meeting may nominate persons for election as directors at the 2018 annual shareholders meeting only if the Corporate Secretary receives written notice of any such nominations not fewer than 120 days nor more than 150 days prior to the date of the annual meeting.  It is anticipated that the 2018 annual meeting will be held on February 8, 2017, in which case the Corporate Secretary must receive written notice of any such nominations no earlier than September 11, 2017, and no later than October 11, 2017.  Such nominations should be sent to:  Esterline Technologies Corporation, Attn: Corporate Secretary, 500 108th Avenue NE, Suite 1500, Bellevue, WA 98004 and comply with the requirements set forth in our Bylaws.

The Chairman of the Board, other directors or senior management of the Company may also recommend director nominees.  The Nominating & Corporate Governance Committee will evaluate recommended director nominees, including those that are submitted to the Company by a shareholder, taking into consideration certain criteria such as business or community leadership experience, policy-making experience, record of accomplishments, personal integrity and high moral responsibility, capacity to evaluate strategy and reach sound conclusions and current Board composition.  In addition, prospective directors must have time available to devote to Board activities and be able to work well with the Chief Executive Officer and other members of the Board.  Although there is no formal diversity policy in place, the Company and the Nominating & Corporate Governance Committee value board members with varying viewpoints, backgrounds, and experiences.  They consider candidates’ diverse backgrounds as a favorable asset in identifying nominees for director.

One new director nominee, Mr. Nils E. Larsen, is being presented to the shareholders for election at the Annual Meeting.  Mr. Larsen was initially identified as a potential nominee by First Pacific Advisors, LLC, our largest shareholder, as part of the negotiation of the FPA Agreement.  The Nominating & Corporate Governance Committee evaluated Mr. Larsen as a director nominee and determined to recommend him for appointment to the Board of Directors, which recommendation the Board adopted as part of its approval of the terms of the FPA Agreement.  See the “Certain Relationships and Related Transactions – The FPA Agreement” section of this proxy statement beginning on page 42 for further detail on the FPA Agreement.

Other than with respect to Mr. Larsen as described above, the Company did not receive any shareholder nominations for directors to be considered by the Nominating & Corporate Governance Committee for the 2017 annual shareholders meeting.

Communications with the Board

Shareholders, and other interested parties, may contact Mr. Reusser, as the Chairman, Mr. Haack, as the Lead Independent Director, the non-management directors as a group, the Board of Directors as a group or an individual director by the following means:

Email:	boardofdirectors@esterline.com

Mail:	Board of Directors
Attn: Lead Independent Director or Corporate Secretary
Esterline Technologies Corporation
500 108th Avenue NE, Suite 1500
Bellevue, WA 98004

Each communication should clearly specify the name of the individual director or group of directors to whom the communication is addressed.  Communications sent by email are delivered directly to the Lead Independent Director and to the Corporate Secretary, who will promptly forward such communications to the specified director addressees.  Communications sent by mail will be promptly forwarded by the Corporate Secretary to the specified director addressee or, if such communication is addressed to the full Board of Directors, to the Chairman of the Board and the Lead Independent Director, who will promptly forward such communication to the full Board of Directors.  Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2018 annual shareholders meeting should follow the procedures specified under Shareholder Proposals for 2018 in this proxy statement.  Shareholders wishing to nominate or recommend directors should follow the procedures specified under the Other Information as to Directors—Director Nominations and Qualifications section above.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to its accounting and financial employees, including the Chief Executive Officer and Chief Financial Officer.  This code of ethics, which is included as part of the Company’s Code of Business Conduct and Ethics that applies to the Company’s employees and directors, is posted on the Company’s website at www.esterline.com under the Corporate Governance tab.  The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of the code of ethics provisions of the Code of Business Conduct and Ethics that applies to the Chief Executive Officer or the Chief Financial Officer, and any other applicable accounting and financial employee, by posting such information on its website at www.esterline.com under the Corporate Governance tab.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of Common Stock as of December 14, 2016, by (i) each person or entity who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s Named Executive Officers (“NEOs”) who are further defined in the Compensation Discussion and Analysis section of this proxy statement on page 12 and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class

First Pacific Advisors, LLC	3,690,774	(3)	12.5%
11601 Wilshire Boulevard, Suite 1200, Los Angeles, CA 98025
BlackRock, Inc.	3,144,101	(4)	10.6%
40 East 52nd Street, New York, NY 10022
Dimensional Fund Advisors LP	2,230,792	(5)	7.5%
Palisades West - Bldg. One, 6300 Bee Cave Road, Austin, TX 78746
The Vanguard Group, Inc.	2,191,954	(7)	7.4%
100 Vanguard Boulevard, Malver, PA 19355
FMR LLC	2,087,165	(6)	7.0%
82 Devonshire Street, Boston, MA 02109
Robert D. George	137,003	(8)	*
Curtis C. Reusser	74,324	(8)	*
Marcia J. Mason	67,013	(8)	*
Paul V. Haack	23,883		*
Anthony P. Franceschini	19,124		*
Albert S. Yost	19,716	(8)	*
James J. Morris	17,350		*
Delores M. Etter	11,387		*
Gary E. Pruitt	9,562		*
Mary L. Howell	9,252		*
Scott E. Kuechle	5,412		*
Roger A. Ross	4,842	(8)	*
Michael J. Cave	2,081		*
Nils E. Larsen	-		*
Directors, nominees and executive officers as a group (15 persons)	404,699	(8)	1.4%

______________________

*Less than 1%

(1)	Unless otherwise indicated, the business address of each of the shareholders named in this table is Esterline Technologies Corporation, 500 108th Avenue NE, Suite 1500, Bellevue, Washington 98004.
(2)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act.  In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of Common Stock subject to options currently exercisable or exercisable within 60 days after December 14, 2016, are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  As of December 14, 2016, there were 29,640,800 shares of Common Stock outstanding.  Unless otherwise indicated in the footnotes to this table, the person and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3)

The information on the number of shares held is based upon a Schedule 13D filed on October 19, 2016, on behalf of First Pacific Advisors, LLC (“FPA”).  Based upon such filing, FPA beneficially owns 3,690,774 shares.

(4)

The information on the number of shares held is based on a Schedule 13G filed on December 9, 2016, on behalf of BlackRock, Inc. (“BlackRock”).  Based upon such filing, BlackRock beneficially owns 3,144,101 shares.  BlackRock has sole voting power over 3,085,583 shares and sole dispositive power over 3,144,101 shares.

(5)

The information on the number of shares held is based upon a Schedule 13G filed on February 9, 2016, on behalf of Dimensional Fund Advisors LP (“Dimensional”).  Based upon such filing, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.  Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts.  These investment companies and investment vehicles are the “Funds.”  In its role as investment advisor or investment manager, Dimensional possessed sole voting and investment power over all of the shares.  The Funds own all of the shares, and Dimensional disclaims beneficial ownership of such shares. Dimensional has sole voting power over 2,205,098 shares and sole dispositive power over 2,230,792 shares.
(6)

The information on the number of shares held is based upon an ownership questionnaire dated December 6, 2016, on behalf of The Vanguard Group (“Vanguard”).  Based upon such questionnaire, Vanguard beneficially owns 2,191,954 shares as of September 30, 2016.

(7)	The information on the number of shares held is based upon a Schedule 13G filed on February 12, 2016, on behalf of FMR LLC (“FMR”). Based upon such filing, FMR beneficially owns 2,087,165 shares.
(8)

Includes shares subject to options granted under the Company’s 2004 Equity Incentive Plan and the Company’s 2013 Equity Incentive Plan which are exercisable currently or within 60 days of December 14, 2016, as follows: Mr. Reusser, 38,025; Mr. George, 124,200 shares; Ms. Mason, 60,725 shares; Mr. Ross, 3,825; Mr. Yost, 13,800 shares; and directors, nominees and executive officers as a group, 244,325 shares.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following discussion describes and analyzes Esterline’s compensation program for its NEOs.  For fiscal 2016, our NEOs are:

•Curtis C. Reusser, Chairman, President & Chief Executive Officer (“CEO”);

•Robert D. George, Executive Vice President, Chief Financial Officer (“CFO”), & Corporate Development;

•Marcia J. Mason, Executive Vice President & General Counsel;

•Roger A. Ross, Executive Vice President and President, Sensors & Systems;

•Albert S. Yost, Executive Vice President and President, Advanced Materials and Avionics & Controls;

Executive Summary

The key events related to Company performance and resulting executive compensation decisions in fiscal 2016 are outlined briefly below and described more fully in later sections of this CD&A.  As detailed further below, fiscal 2016 was a challenging year for the Company overall that fell short of expectations.  The key events impacting fiscal 2016 performance were as follows:

•

The Company’s financial performance in fiscal 2016 began with a weaker than expected first quarter impacted by weak product demand and delays in orders across a number of markets and end customers as well as internal execution challenges that impacted our expected profitability.

•

As a result, the Company re-baselined its financial performance expectations for full year fiscal 2016.  The Company completed the year by achieving those re-set targets, ending with fourth quarter financial results that were stronger across most key metrics, including earnings from continuing operations, than results achieved in the fourth quarter of fiscal 2015.

•

The Company continued to make progress during the fiscal year on key initiatives to better position the Company for future growth, including the completion of the accelerated integration projects initially identified in fiscal 2014 and continued progress and investment in the Company’s trade compliance program.  These projects focused on consolidating certain facilities and creating greater cost-efficiency through shared services in sales, general administrative and support functions.

•	The Company’s results were also impacted by discrete effects related to corporate transactions and long-term contracts.

The Company’s financial results are reflected in incentive payouts to our NEOs that were significantly below target – under both the fiscal 2016 annual incentive program and the 2014-2016 long-term incentive plan (“LTIP”).  More information about the key drivers for the Company’s performance in fiscal 2016 is contained below under “Company Performance in Fiscal 2016” on page 19.

In fiscal 2015, Esterline transitioned its fiscal year to end approximately one month earlier than in prior years.  As a result, the Company’s financial results in fiscal 2015 as reported in last year’s CD&A were for an 11month transition year that ended on October 2, 2015, subject to certain exceptions that were noted in last year’s CD&A.  However, in this CD&A, all financial results for fiscal 2016 are for the fiscal year ended September 30, 2016, and unless otherwise noted, all financial results for fiscal 2015 are recast for the 12 months ended October 2, 2015, so as to provide more meaningful comparisons between the two fiscal years.  Consequently, the Company’s financial results for recast fiscal 2015 reported in this CD&A are not the same as the Company’s financial results for the 11month period ending October 2, 2015, that were reported in last year’s CD&A.

Key Compensation Decisions

•

Base salaries and target annual and LTI program award opportunities for NEOs either remained unchanged from fiscal 2015 amounts or increased moderately for fiscal 2016 to acknowledge strength of individual performance and to align them more closely with the competitive market.  Mr. Reusser’s long-term target opportunity was increased from 250% of base salary to 300% to help reposition his target pay opportunity relative to competitive references – moving from a low competitive baseline when Mr. Reusser joined Esterline to a level more aligned with the Company’s intended competitive positioning for executive roles in light of his performance in the CEO role.

•

Our fiscal 2016 annual incentive program was based on earnings from continuing operations before interest and taxes (“EBIT”), return on sales (“ROS”), and the achievement of performance objectives under our strategic plan established at the beginning of the year.  The EBIT target and ROS target for fiscal 2016 were $231.0 million and 11.0%, respectively.  Based on below-target achievement of each financial metric and the preestablished strategic objectives, each NEO earned a payout that was 42.7% of target.

•

The 2014–2016 performance cycle of the cash-based LTIP was based on average return on invested capital (“ROIC”) and earnings per share (“EPS”) growth, with threeyear targets of 9.3% and 10.0%, respectively.  Actual ROIC and EPS performance, including the adjustments described later in this CD&A were below these targets.  As a result, no payouts were made to our NEOs for the 2014–2016 performance cycle under the cash-based LTIP.

•	The Committee believes that the fiscal 2016 pay decisions were appropriate in light of the Company’s performance and that the overall pay program continues to align pay and performance over time.

Changes to Compensation-Related Programs in 2016

The Committee made changes to certain elements of the Company’s executive compensation programs in fiscal 2016.  Generally, these changes strengthen the alignment of our executive pay programs with shareholder interests and work to ensure our Company’s practices are in keeping with today’s leading governance standards.  More specifically, these changes include:

•

Increases under the Executive Stock Ownership Guidelines to five times base salary for the CEO and three times base salary for the other executive officers as of February 2016.  The increase in these ownership guidelines supports a longerterm orientation to Company performance and pay.  These guidelines are discussed in more detail below under “Executive Stock Ownership Requirements and Insider Trading Policy” on page 18.

•

Changes to the executive termination protection agreements that preserved the “double-trigger” benefits to the NEOs, but (1) expanded the “Change in Control” definition to include certain acquisitions of the Company’s outstanding securities and changes in the composition of the Board, which were eliminated as triggering events under the Company’s 2013 Equity Incentive Plan in 2015, and (2) added a severance benefit of acceleration of equity awards held by the NEO immediately prior to the qualifying change in control event to the extent the award was not accelerated in connection with the change in control.  These agreements are further described under “Change in Control Arrangements” on page 27.

•

Changes to the Company’s peer group to better balance the Company’s position across multiple factors within the selected peers, which changes are described further below under “Compensation Decision Process” on page 16.

The Committee also approved changes to the treatment of NEO equity awards upon retirement, including stock options, restricted stock units, and performance shares, based on a competitive market review of retirement practices in support of the succession planning process among this group, which changes are further described under “Fiscal 2017 Compensation Program Changes” on page 28.  Most of these changes will be implemented in grants of equity awards to NEOs beginning in fiscal 2017, so they did not impact the fiscal 2016 compensation programs for the NEOs.

Objectives of our Executive Compensation Program

The Committee works to provide our executives with competitive compensation opportunities that reward strong performance and promote shareholder interests.  We base our executive compensation practices on principles designed to align executive compensation with Company business strategy, management initiatives, financial objectives and performance. In applying these principles, the Committee has established an executive compensation program to:

•	Attract and retain key executives critical to the success of the Company;
•	Ensure the long-term retention and continued development of strong operating leaders capable of managing a growing number of worldwide operations;

•	Reinforce a pay-for-performance environment that provides awards based on both the Company’s annual financial results and its longer-term achievements;
•	Reward executives for long-term strategic management and the enhancement of shareholder value;
•	Provide an appropriate mix of fixed and variable pay; and
•	Optimize organizational and individual performance, while controlling for potential risks through thoughtful program design and sound administration.

The Committee applies the same philosophy, objectives, and methods for establishing the CEO’s compensation as it does for all other executive officers.

Summary of Compensation Program Components

We believe the components of our compensation program are well-aligned to accomplish the objectives listed above.  The Committee reviews the executive compensation program annually and makes adjustments as appropriate to meet Company objectives.  For fiscal year 2016, our executive compensation program had the following principal components:

PRINCIPAL ELEMENTS OF COMPENSATION FOR FISCAL 2016
Base Salary		• Provides a competitive level of annual compensation to attract and retain executives with the skills and experience necessary to lead our Company.
Annual cash incentive opportunities

•  Focus and reward our NEOs on achievement of critical annual financial goals and key performance objectives to help the Company achieve its strategic plan priorities.  For fiscal 2016, performance was measured by EBIT and ROS, as well as achievement of the strategic performance objectives.

• Serve as a critical element of our overall pay-for-performance approach.
Long-term incentive	Performance- based	• Focuses and rewards our NEOs on driving profitable growth over time, which is strongly correlated with share price appreciation and shareholder value.
opportunities	long-term incentive	• Financial metrics include three-year compound annual growth in EPS and three-year average annual ROIC.
• All current performance cycles are now settled in shares under the Company's performance share plan (“PSP”); the 2014-2016 performance cycle was the last cycle to be paid in cash.
	Stock options	• Link pay for our NEOs directly to the shareholder experience, as potential compensatory value to the executive comes only with increases in the Company's share price.
	Restricted	• Address our retention objectives directly and reinforce a strong ownership culture.
	stock units	• Further the alignment of executive interests with shareholders.
Retirement earnings opportunities		• Contribute to a competitive compensation package, thereby helping the Company to attract and retain talented executives. Principally, these programs are designed to:
• Help our NEOs and other employees save for their retirement; and
• Provide the opportunity to plan and defer taxation on income.
• The programs are as follows:

•  A 401K savings plan, supplemented with a nonqualified, unsecured, executive retirement and deferred compensation plan (“DC SERP”) that permits deferrals in excess of certain compensation limits that apply to the underlying tax-qualified 401(k) plan.  The DC SERP also provides a corresponding Company match that applies to the underlying tax-qualified plan.  This design is commonly known as a “restoration” plan because it allows executives to contribute to and earn retirement savings levels that are equivalent to those available to the general workforce, measured as a percentage of compensation.

•  A traditional pension plan, supplemented with a nonqualified, unsecured, executive retirement pension plan (“Pension SERP”) that permits executives to earn pension benefits on compensation that is in excess of certain compensation limits that apply to the tax-qualified pension program. The Pension SERP design is also a “restoration” plan because it allows executives to earn and accrue pension benefits equivalent to those of the general workforce, measured as a percentage of compensation.

• Are further described in the “Benefits and Other Programs” section of this CD&A on page 26.

PRINCIPAL ELEMENTS OF COMPENSATION FOR FISCAL 2016
Limited perquisites

•  Are mainly comprised of conservative allowances for car expenses, airline club memberships and financial planning advisory services that (1) save time and maintain focus for our executives; (2) provide our executives value beyond their cost to the Company; and (3) are fairly common in the broader market and in keeping with reasonable, competitive practices.

Change in control severance agreements

•  Intended to minimize personal considerations and maintain focus on the Company in the event of rumored or actual change in corporate control.  These are “double-trigger” benefits, meaning that no benefits are due under these agreements unless there is both: (1) a change in control; and (2) a loss of employment due to termination by the Company without cause or by specified circumstances that constitute good reason to resign.

• Do not provide any tax gross-ups for personal tax liabilities that might apply to any of these change-in-control benefits.

With respect to the principal elements of our executive pay program above, we consider annual incentives, cash- and stock-based long-term incentives and stock options to be performance based, because all of these three elements are valuable to the executive only if performance goals are achieved and/or share price improves.  Further, the value of RSU grants also varies directly with share price performance.

We also consider the mix of fixed (e.g., base salary) and variable (e.g., annual and longterm incentives) pay opportunity when reviewing target total compensation.

*

Values for options and restricted stock units were based on the percentage of each NEO’s annual long-term incentive allocated to options and restricted stock units, respectively, as indicated in the table under “Long-Term Incentives” on page 24.  Actual mix, calculated using grant date value may be slightly different.

Compensation Decision Process

Market-Based Assessments of Pay Opportunities for Our NEOs

Each year, the Committee reviews current competitive market information on executive pay levels for our executives.  For fiscal year 2016, the Committee retained Semler Brossy as its independent advisor to assist with this benchmarking work, and to advise the Committee generally as to other executive compensation matters.

In determining fiscal 2016 compensation, the Committee referenced available public information for a group of peer companies, identified with the help of Semler Brossy based principally on the following criteria: similar businesses and industries, comparable size, and subject to similar public reporting requirements.

In selecting companies with similar business focus, primary consideration was given to Aerospace and Defense, with representation of broader industrial companies not to exceed onethird of the total group.  For fiscal 2016, the following 17 companies comprised the peer group.  Taken as a whole and in combination with broader survey information, the Committee believes this group continues to provide an appropriate representation of the competitive market when assessing pay levels and practices for our NEOs.

AAR Corp.	Curtiss-Wright Corp.	Roper Industries Inc.
AMETEK Inc.	HEICO Corp. *	Teledyne Technologies Inc.
Barnes Group Inc. *	Hexcel Corp.	TransDigm Group Inc. *
BE Aerospace Inc.	Moog Inc.	Triumph Group Inc.
Crane Co.	Orbital ATK **	Woodward Governor Co.
Cubic Corp. *	Rockwell Collins Inc.

*	These companies were added to the peer group for fiscal 2016. Companies eliminated from the prior 2015 peer group were: Flowserve Corp., Spirit Aerosystems Holdings Inc., SPX Corp., and TriMas Corp.

** Previously Orbital Sciences Corp. and Alliant Techsystems Inc.

For fiscal 2016, the Committee removed four companies and added four new companies.  In addition, two existing peers, Alliant Techsystems and Orbital Sciences Corp, merged to become Orbital ATK. Spirit Aerosystems and TriMas Corp. were removed due to their smaller scale.  SPX Corp and Flowserve were replaced by companies which are more closely aligned with Esterline in terms of business fundamentals.

Key statistics for these 17 peer companies are as follows:

•	Median revenue was $2.4 billion (25th percentile: $1.9 billion) versus Esterline’s revenue of $2.0 billion,
•	Median market capitalization was $3.2 billion (25th percentile: $2.1 billion) versus Esterline’s $2.2 billion, and
•	Median total capital was $2.2 billion (25th percentile: $1.6 billion) versus Esterline’s $2.5 billion.

In addition, the Committee reviewed pay information from the following published surveys to complement the peer group information.  The surveys were selected to represent pay levels for positions of comparable responsibility within companies of comparable size to Esterline.  The precise make-up of the participating companies is proprietary to the survey administrators and therefore not available to the Company.  For fiscal 2016 compensation decisions, we looked to two leading survey sources:

•	September 2015 CDB General Industry Executive Compensation Report, reporting data from 360 participating companies using a regression to the Company’s $2.0 billion in revenue in fiscal 2014; and
•	September 2015 Equilar Top 25 Executive Compensation Survey, reporting data for 19 participating industrial organizations with annual revenues between $1 billion and $3 billion.

In determining fiscal 2016 compensation, the Committee reviewed and compared the executives’ aggregate target direct compensation (base salary, short- and long-term incentives at target) against the aggregate compensation offered to executives in the 2016 peer group and the market surveys.  In doing so, the Committee focused principally on competitive 25th and 50th percentile values.  For the most part, the 25th percentile competitive reference simply acknowledges Esterline’s relative size among the defined peer companies.

Review of Total Compensation

When the Committee evaluates any significant component of an executive officer’s total compensation, it considers the aggregate amounts and mix of all components in making its decision.  For fiscal 2016, the Committee reviewed all components of compensation for each executive officer to get a complete picture of the total compensation opportunities awarded, including base salary, annual incentive compensation, long-term incentive compensation, retirement earnings opportunities, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits.  The Committee does not target any single element of compensation to specific peer company percentiles; rather, the Committee reviews pay for our NEOs relative to the peer and survey data to ensure that pay levels are reasonable relative to the 25th and 50th percentile benchmarks.

Governance Process

The Committee and the independent members of the Board approve all officer compensation programs and establish individual pay levels for all executive officers. In doing so, the Committee consults with its independent executive compensation advisor, Semler Brossy, which does no other work for and has no other business relationships with Esterline. The independent advisor routinely provides the Committee with an evaluation of the market competitiveness of executive compensation packages; advice on CEO and other executive pay decisions; and advice on other compensationrelated matters, as requested by the Committee.  The firm reports directly to the Committee, and the Committee has the authority to replace the firm or hire additional consultants at any time.  A representative of the firm attends meetings of the Committee, upon request, and communicates with the Committee chair and members between meetings.  While the Committee values the advice of its consultant, the Committee and the independent members of the Board are the sole decisionmakers concerning compensation of executive officers.  The Committee assessed the independence of its advisors, including Semler Brossy, in accordance with applicable rules of the SEC regarding independence of advisors to compensation committees.  As part of this assessment, the Committee reviewed independence and conflict of interest policies of its advisors as well as each advisor’s relationship with the Company.  Based on this review and assessment, the Committee determined that there were no independence or conflict of interest issues related to any of its advisors, including Semler Brossy.

The Committee also seeks recommendations from management – the CEO, the Executive Vice President & Chief Human Resources Officer, and the Executive Vice President & General Counsel – as to appropriate program changes and pay levels for all executive officers apart from the CEO.  For all officers, the Committee consults with its outside advisor as to those recommendations and seeks specific advice as to appropriate pay levels for the CEO.  In addition, the Committee and the independent members of the Board conduct an annual performance evaluation of the CEO, the results of which significantly contribute to decisions concerning CEO compensation.  On this basis, the Committee develops proposals for consideration by all independent directors, who act on those proposals in executive session, outside the presence of the CEO and any other officers.

Say on Pay Vote

We had an advisory vote on our executive compensation program (commonly referred to as the “say on pay” vote) at our annual meeting of shareholders held on February 10, 2016, as required under the DoddFrank Wall Street Reform and Consumer Protection Act of 2010 (the “DoddFrank Act”).  Our 2016 “say on pay” vote received strong support from shareholders, garnering approximately 93% “For” votes.  We take this strong shareholder support as an assurance that our executive pay program and practices continue to be reasonable and well aligned with shareholder expectations.

We will continue to review our overall approach to executive pay periodically, and we expect to make changes from time to time to ensure it remains well aligned with Company business strategy and with shareholder interests and provides appropriate earning opportunities for our executives.

We will continue to hold an advisory vote on executive compensation on an annual basis.  We are and will remain committed to being responsive to shareholder feedback, and the results of our annual “say on pay” votes inform the Committee’s discussions about the executive pay program.

Risk Assessment

In developing and reviewing the Company’s executive incentive programs, management and the Committee analyze the incentives inherent in program designs to help ensure they do not induce executives to undertake unacceptable levels of business risk.  Our compensation program, in total, is intended to reward the management team for strong performance over the long term, with consideration to nearterm actions and results that strengthen and protect our Company.  We believe our balanced approach to performance measurement and to compensation program design works and includes appropriate safeguards.  Further, program administration is subject to effective internal controls, and when determining the principal outcomes – performance assessments and pay decisions – we rely on principles of sound governance and good business judgment.  The Committee remains satisfied that our plan designs are conservative in this respect, and that, together, the various components of pay work as a check and balance to ensure executive incentives are consistent with shareholder interests.  These checks and balances work across a few key dimensions:

•	Time: Our executive pay programs balance annual and long-term performance measurement and pay delivery.
•	Performance focus: Our incentive pay programs balance growth (e.g., EBIT, EPS) and profitability (e.g., ROS and ROIC), with both an annual and long-term lens (per the above).
•

Cash and equity pay:  Our executive pay programs balance cash compensation – a tangible, more immediate currency – with equity compensation – which is directly tied to the shareholder experience and serves to align interests. This alignment is underscored by ownership requirements, which were increased for our NEOs in February 2016.

Executive Stock Ownership and Holding Requirements and Insider Trading Policy

Since 2012, we have in place stock ownership requirements for our executive officers to strengthen the alignment of executive interests with those of our shareholders.  Under the current policy effective in February 2016, our CEO is required to own shares of our Common Stock having a value equal to five times base salary; other executive officers are required to own shares of our Common Stock having a value equal to three times base salary (the “Revised Threshold”).  Prior to February 2016, the value of shares of Common Stock to be held by our CEO was three times annual base salary and by our other NEOs was one times base salary (“Original Threshold”).  To ensure progress against these requirements and to ensure maintenance of these ownership levels over time, our executive officers are required:

•	to hold 50% of shares of our Common Stock acquired upon the exercise of stock options granted, net of income taxes due;
•	to hold 50% of shares of our Common Stock received upon vesting of restricted stock units, net of income taxes due;
•	to receive 50% of any payment under the Company’s cashbased LTIP for plan cycles beginning in 2012, 2013 and 2014 as shares of our Common Stock (rather than cash), net of income taxes due; and
•	to hold 50% of shares earned under the PSP, net of income taxes due.

These conditions apply to (i) stock options granted between December 8, 2011, and January 31, 2016, (ii) restricted stock units granted between December 5, 2013, and January 31, 2016, (iii) all cash-based LTIP awards and (iv) performance shares granted between November 18, 2015, and January 31, 2016, until the Original Threshold levels are met and apply to stock options, restricted stock units and performance shares granted on or after February 1, 2016, until the Revised Threshold levels are met.  As of the end of fiscal 2016, all of our NEOs, other than Messrs. Benson and Ross, who joined the Company in fiscal 2015, had achieved the Original Threshold level of equity ownership, but none our NEOs had achieved the Revised Threshold of equity ownership due to the fact that this level was first established during fiscal 2016.

We maintain an Insider Trading Policy that includes provisions prohibiting NEOs, directors and employees from engaging in shortterm or speculative transactions in the Company’s securities.  The policy also prohibits other transactions in the Company’s securities such as short sales, put or call options, hedging transactions, margin accounts and pledges, and other actions that may lead to inadvertent violations of the insider trading laws.

Clawback Policy

The Committee has adopted a compensation recovery policy applicable to the Company’s incentive plans, often referred to as  a “clawback” policy.  This policy supplemented existing clawback provisions that apply to the CEO and CFO under the SarbanesOxley Act of 2002.  SarbanesOxley provides that the CEO and the CFO must reimburse the Company for any bonus or other incentivebased or equitybased compensation received during the twelvemonth period following the preparation of an accounting  restatement, where the restatement is caused by misconduct.

The terms of the Company’s supplemental clawback policy were reviewed by the Committee in fiscal 2016.  The Committee clarified that the policy applies to the top senior leaders of the Company, including the NEOs, the platform presidents and financial directors and senior managers on corporate staff.  The policy extends to all incentive programs (cash and equity, annual and long term), gains made on option exercises or stock sales, awards received, monies earned, and grants made in the current fiscal year and the previous three fiscal years.  The policy covers the following events:

•	any material error that causes a financial restatement, irrespective of cause;
•	material error in internal, nonpublic business unit or platform financial statements, in addition to corporate financial statements subject to SEC public reporting; and
•	misconduct of any type that harms the Company, whether it affects financial statements or not (e.g., attempted bribery or other fraud, misuse of trade secrets for personal gain, etc.).

The Committee is aware of a rulemaking process pending with the SEC pursuant to its implementation of statutory clawback provisions contained in the DoddFrank Act.  The Committee will continue to monitor developments in this area, and will reconsider and revise its policy, as needed, when the SEC issues final rules relating to compensation clawbacks.

Other Considerations

In determining executive compensation, the Committee also considers, among other factors, the possible tax consequences to Esterline and to its executives.  For example:

•

The Committee considers the exception for performancebased compensation under the Internal Revenue Code of 1986, as amended (“IRC”) Section 162(m) in designing our compensation programs, but retains the flexibility and discretion to grant compensation awards, whether or not deductible under Section 162(m) of the IRC.

•

We considered the tax ramifications of the change in control termination protection agreements with our officers under Section 280G and Section 4999 of the IRC.  The Company does not gross up such payments or otherwise pay an officer’s individual tax liability in these circumstances.  The agreements generally provide that in the event any payments under the agreements are considered to be “excess parachute payments” under Section 280G, either alone or together with other payments from us, the payments will be reduced so that the payments will not be treated as “excess parachute payments.”  However, this payment reduction will only take place if the reduction would provide to the officer a greater net, aftertax benefit than he or she would receive if the payments were not subject to the reduction.

•

We considered the potential impact of Section 409A of the IRC on our compensation programs, which imposes tax penalties on certain nonqualified deferred compensation arrangements.  We operate our covered arrangements in a manner intended to comply with or be exempt from Section 409A.

In addition to the above, the Committee considers the accounting consequences to the Company of different compensation decisions, as well as the impact on shareholder dilution.

Similar to fiscal 2015, for fiscal 2016, the Committee also considered the potential financial impacts of the accelerated integration projects launched during fiscal 2015 on the Company’s financial performance in establishing the EBIT and ROS goals for the fiscal 2016 annual incentive plan and the EPS growth and ROIC targets for the 2016-2018 performance cycle of the PSP.  The Committee factored expected accelerated integration project costs of $16.4 million into the establishment of each of the financial targets under both the annual incentive plan and the PSP.  As was the case in fiscal 2015, the Committee concluded that excluding such costs was appropriate in fiscal 2016 because the projects were of a nature and extent that had not been previously undertaken by the Company, but were identified as strategically important to complete in order to position the Company for improved margin and operating income in future periods.

Company Performance in Fiscal 2016

In fiscal 2016, Esterline achieved sales of $2.0 billion, which was even with recast fiscal 2015.  The Company earned income from continuing operations of $117.0 million, or $3.93 per diluted share, a decline of 4.1% from recast fiscal 2015.  The Company generated cash flows from operations of $167.2 million in fiscal 2016 compared with $193.7 million in recast fiscal 2015, down 13.7%.  New orders were $2.1 billion in fiscal 2016, while backlog ended the fiscal year at $1.3 billion, up from $1.9 million and $1.2 billion, respectively, from fiscal 2015.  As introduced in the Executive Summary above, fiscal 2016 financial results were impacted significantly by the following:

•

The Company’s financial performance in fiscal 2016 began with a weaker than expected first quarter influenced by weak product demand and delays in orders across a number of markets and end customers as well as internal execution challenges that reduced our expected profitability.  As a result, the Company re-baselined its financial performance expectations for full year fiscal 2016.  The combination of these events resulted in a substantial decline in the Company’s stock price following the announcement of first quarter fiscal 2016 earnings.  However, the Company completed the year by achieving those re-set targets, ending with fourth quarter financial results that were stronger than results achieved in the fourth quarter of fiscal 2015 and a stock price that fully recovered at the end of fiscal 2016 to the pre-first quarter fiscal 2016 announcement level.

•

We made substantial progress on our accelerated integration projects that are focused on consolidating certain facilities and creating greater cost efficiency through shared services in sales, general administrative and support functions.  The expenses associated with our accelerated integration projects for fiscal 2016 were $17.5 million, net of taxes of $3.3 million.

•

We continued to invest in strengthening and expanding our compliance programs, which was driven in significant part by the requirements set forth in our Consent Agreement with the Department of State’s office of Defense Trade Control Compliance that we entered into in fiscal 2014.  For fiscal 2016, incremental compliance costs were

$8.8 million, net of taxes of $1.7 million, which was a decline from compliance costs of $15.7 million, net of taxes of $3.3 million, in recast fiscal 2015.
•	We absorbed discrete impacts associated with long-term contracts that negatively affected our fiscal 2016 financial performance by an aggregate of $1.6 million, net of taxes of $0.3 million.

Key operating financial metrics for fiscal 2015 and fiscal 2016, as well as adjusted fiscal 2015 and adjusted fiscal 2016 financial metrics are summarized in the table below.  The amounts reported for fiscal 2015 are based on results for the eleven-month period ended October 2, 2015, and the amounts for adjusted fiscal 2015 also include various adjustments as well as an adjustment to annualize the 11-month results, in both cases, as described in the footnotes below the table.  The amounts for fiscal 2016 and fiscal 2015 reflected in the tables below were the basis for financial metrics under our annual incentive plan and LTIP for both years.

In thousands, except per share amounts.

	GAAP	Adjusted	GAAP	Adjusted
Key Operating Metrics	Fiscal 2015	Fiscal 2015	Fiscal 2016	Fiscal 2016

Net revenue *	$1,774,449	$1,691,924	$1,992,631	$1,992,631
Operating earnings **	156,985	191,093	170,159	190,896
Net earnings ***	59,612	106,478	101,685	119,161
Earnings per share - diluted ***	$1.91	$3.41	$3.42	$4.00

*	Fiscal 2015 adjusted net revenues exclude revenue of $82.5 million from the January 2015 acquisition of the defense, aerospace and training display (“DAT”) business of Belgium-based Barco N.V.
**

Fiscal 2016 adjusted operating earnings exclude the accelerated integration expenses of $20.7 million.  Fiscal 2015 adjusted operating earnings exclude the accelerated integration expenses of $11.7 million, incremental compliance expenses of $12.0 million, and DAT acquisition charges, DAT first-year operating loss, a pension adjustment, and a non-income tax gain of an aggregate of $34.1 million.  Operating earnings, as adjusted, was used for the calculation of EBIT and ROS under our annual incentive plan.

***

Fiscal 2016 adjusted net earnings and adjusted EPS exclude the accelerated integration expenses of $17.5 million, net of tax of $3.3 million.  Fiscal 2015 adjusted net earnings and adjusted EPS exclude the accelerated integration expenses of $9.8 million, net of tax of $2.0 million, incremental compliance expenses of $10.0 million, net of tax of $2 million, and the effects of all of the discrete events described in the footnote above, net of tax of $0.2 million, as well as the senior note redemption costs of an aggregate of $35.9 million, net of tax of $6.0 million.  These adjustments yielded an adjusted net earnings which was then increased by 11.5% to account for the 11-month fiscal year 2015.  The adjusted net earnings and adjusted EPS for both fiscal 2015 and fiscal 2016 were used for the calculation of ROIC the calculation of EPS growth for the fiscal 2013-2015 performance cycle and 2014-2016 performance cycle under the LTIP for both years.

Over the period from fiscal 2012 to fiscal 2016, we delivered a compound annual growth rate (“CAGR”) of +1.5% for revenue.  For EPS growth, the CAGR over the same period using reported results under generally accepted accounting principles (“GAAP”) for EPS from continuing operations, except as noted in the footnote below the chart below,  is +2.4%.  As noted above, both fiscal 2015 and fiscal 2016 EPS results were impacted by extraordinary items.

*	Fiscal 2015 revenue and diluted EPS reflect GAAP revenue and diluted EPS for the eleven-month period ended October 2, 2015, increased by 11.5% to account for the 11-month fiscal year 2015.

CEO Pay and Shareholder Returns

Our compensation programs focus on pay-for-performance and are designed to reward financial performance and shareholder value creation.  Both charts below help demonstrate the link between total CEO pay and total shareholder returns.  In the chart immediately below, total pay includes base salary, actual annual incentive earned, and target long-term incentives (as defined for disclosure in the Summary Compensation Table).  The figure for Mr. Reusser’s 2014 compensation does not include the cash sign-on bonus or special RSU award made at the time of hire.  These one-time items are excluded given that both elements reflect compensation provided to replace retirement or equity benefits forfeited upon departure from his prior employer.  Indexed total shareholder return shows the value of $100 invested in our Common Stock in the first year shown.  In fiscal years 2012-2013 in both charts below, R. Bradley Lawrence, who retired at the end of fiscal 2013, was CEO and Mr. Reusser became CEO in fiscal 2014.

In addition to the notes included in the introduction to the chart above that also apply to the chart below, the bar in each year in the chart below reflects the actual annual incentive payout for the CEO in that year.

*

EBIT annual incentive for fiscal 2015 and fiscal 2016 and ROS annual incentive for fiscal years 2014, 2015 and 2016 were based on results that were adjusted from GAAP.  Adjusted EBIT and ROS for fiscal 2016 exclude the accelerated integration expenses of $20.7 million. Adjusted EBIT and ROS for fiscal 2015 exclude accelerated integration expenses of $11.7 million, incremental compliance expenses of $12.0 million, and DAT acquisition charges, DAT first-year operating loss, a pension adjustment, and a non-income tax gain of an aggregate of $34.1 million.  Adjusted EBIT and ROS for fiscal 2014 excludes accelerated integration costs of $20.4 million and the operating results from the Sunbank acquisition completed in December 2013.  Fiscal 2014 adjusted EBIT and ROS include the operating results from discontinued operations.

**

The EPS annual incentives for fiscal years 2012 and 2014 were based on results that were adjusted from GAAP.  The adjustments to EPS results for fiscal 2014 excludes (i) accelerated integration costs of $16.1 million, net of tax of $4.3 million, (ii) the loss on the assets held for sale of $49.5 million, and (iii) losses associated with a previously sold business recorded in discontinued operations of $0.7 million.  For fiscal 2012, the Company adjusted GAAP EPS for computing the incentive award as follows: $3.60 EPS + $1.67 Racal Acoustics charge – $0.30 Computershare gain = $4.96 (rounded).  Fiscal 2015 adjusted EPS excludes (i) the accelerated integration expenses of $11.7 million, net of tax of $2.0 million, (ii) incremental compliance expenses of $12.0 million, net of tax of $2.0 million, and (iii) the effects of the senior note redemption, a pension adjustment, DAT acquisition charges, DAT first-year operating loss and a non-income tax gain of an aggregate of $35.9 million.  Fiscal 2016 adjusted EPS excludes accelerated integration costs of $17.5 million, net of tax of $3.3 million.  The EPS annual incentive for fiscal 2015 and 2016 are included for informational purposes and was not the basis for any annual incentive award payable to the CEO in fiscal 2015 or 2016.

Specific Compensation Decisions for NEOs in Fiscal 2016

Competitive Position of Total Target Compensation for Fiscal 2016

As described above in the “Compensation Decision Process” section of this CD&A starting on page 16, specific compensation decisions for our executive officers in fiscal 2016 were based on a competitive assessment of our executive compensation opportunities relative to those at comparable companies.  The Committee considers available market information from our peer group and published surveys for base salary, annual incentive target values, and long-term incentive target values, which together comprise “total target compensation.”

While the Committee does not manage executive pay opportunities to a specific percentile in the market, it does reference a “competitive range” to help guide decisions.  For target total compensation, this competitive range is initially established as a range between the 25th percentile and median references and then defined as plus or minus 15% of market references for each executive position.  With the fiscal 2016 decisions reported below in this section, total target compensation for Mr. Reusser is within the competitive range and towards the lower end.  Taking our other NEOs as a group, the fiscal 2016 decisions reported below position total target compensation within this competitive range.

Following are the specifics of fiscal 2016 decisions for the NEOs as they relate to each component of compensation.

Base Salary

The Committee targets base salaries to be competitive in the marketplaces in which we compete for key executive officers.  The Committee considers available market data, referencing the peer group data and pay surveys (as discussed above), and targets pay to be within a reasonable range around the median.  Our executive base salaries take into account competitive norms, scope and complexity of responsibilities, internal equity, the Company’s financial condition, as well as the qualifications, experience and sustained individual performance of the executive.

Effective January 2016, the independent members of the Board approved base salary increases for the NEOs (other than Mr. Reusser) ranging from 2.9% to 5.3%, with consideration to individual performance and to more closely align with competitive references.

The following table shows the base salary increases in fiscal 2016 for each NEO:

		2015	2016	%
Executive	Title	Base Salary	Base Salary	Increase

Curtis C. Reusser	Chairman, President and CEO	$850,000	$850,000	0.0%
Robert D. George	Executive Vice President, CFO and Corporate Development	510,000	525,000	2.9%
Marcia J. Mason	Executive Vice President & General Counsel	396,000	410,000	3.5%
Roger A. Ross	Executive Vice President and President, Sensors & Systems	375,000	395,000	5.3%
Albert S. Yost	Executive Vice President and President, Advanced Materials and Avionics & Controls	442,000	455,000	2.9%

Annual Incentive Compensation Plan

We provide executives with annual incentive opportunities contingent on meeting predefined financial goals for the year.  The purpose of the annual incentive plan is to encourage our officers to make prudent decisions that will strengthen current year financial results for shareholders.  No executive is eligible to receive annual incentive compensation unless the Company achieves a minimum level of performance recommended by the Committee at the beginning of the fiscal year and approved by the independent members of the Board.

For fiscal 2016, the Committee identified a target award amount of annual incentive compensation for each participant expressed as a percentage of the base salary rate in effect as of the last day of the fiscal year.  This percentage varied in proportion to the level of the individual executive’s responsibility within the Company, as well as a review of competitive compensation opportunities.  The target award amount was not guaranteed, but reflected what would be payable if targeted results were achieved.  The following table shows the fiscal 2016 target opportunities for each NEO under our annual incentive plan, which remained unchanged from 2015 target opportunities.

Target Annual Incentive
Executive	Compensation as % of Base Salary

Curtis C. Reusser	90%
Robert D. George	60%
Marcia J. Mason	55%
Roger A. Ross	55%
Albert S. Yost	55%

For fiscal 2016, the financial performance measures established for the annual incentive plan were (i) EBIT weighted at 50%, (ii) ROS weighted at 30%, and (iii) a strategic component weighted at 20%.  EBIT measures the performance of the core operations and does not include certain financing decisions or corporate effects (e.g., share buybacks, taxes).  EBIT works well with ROS, ensuring that operational profitability is accomplished efficiently and that both profitability and growth are focus areas.  For fiscal 2016, target EBIT was $231.0 million and target ROS was 11.0%, both of which excluded the expected expenses from the Company’s accelerated integration projects.  The fiscal 2016 targets were developed from the Company’s annual operating plan, which took into account the challenging performance in fiscal 2015 and expectations for fiscal 2016.  While the fiscal 2016 targets were modestly down from the fiscal 2015 targets, the fiscal 2016 target reflected representative growth over fiscal 2015 actual performance.

The strategic component identifies a few specific performance objectives that are intended to set the Company up for sustained longterm success and connected to the five core elements of the Company’s strategic plan: (1) Profitable & Balanced Sales Growth, (2) Enterprise Excellence, (3) Leverage the Enterprise, (4) Employee Engagement, and (5) Regulatory & Customer Compliance.  In fiscal 2016, the Committee established the following four strategic objectives:

•	Minimum growth targets measured by achievement of the fiscal 2016 sales budget and target book-to-bill ratios;

•	The Company’s aggregate ontimeinfull achievement on customer deliveries and aggregate performance on product quality improvement;
•

Effective implementation of the Company’s trade compliance program as measured by the business units’ aggregate level of completion of specific trade compliance initiatives and responses to corrective actions; and

•	Our business units’ aggregate completion of the Company’s operating system assessment.

In addition, in fiscal 2016, the Committee added a minimum performance threshold to preserve flexibility in structuring awards under the annual incentive plan in a manner intended to qualify as performance-based compensation under Section 162(m) of the IRC.  The minimum performance threshold for the fiscal 2016 annual incentive plan was $50 million in earnings from continuing operations before income taxes, as reported in the Company’s consolidated financial statements for the fiscal year ended September 30, 2016, which performance threshold was fully achieved.

The following table shows the actual and potential payouts for each NEO under the fiscal 2016 annual incentive plan at various levels of EBIT and ROS achievement (with linear interpolation for achievement between threshold and target and between target and maximum) as well as for achievement of the specified strategic objectives.  Actual award amounts for each NEO under the 2016 annual incentive plan are reflected in the “Summary Compensation Table for Fiscal 2016” included in this proxy statement.

	Actual *	Payout %	Threshold	Target	Maximum

EBIT ** (50% weighting)	$190.9	17.5%	$184.8	$231.0	$277.2
ROS (30% weighting)	9.58%	10.7%	9.35%	11.00%	12.65%
Strategic objectives (four objectives - total 20% weighting)	N/A	14.5%	N/A	100%	200%
Payout (as a % of target award amount)	***	42.7%	25%	100%	200%
*

The amounts for EBIT and ROS were adjusted to exclude accelerated integration expenses as further described in the second footnote to the Key Operating Metrics table on page 20.  The actual amount for the strategic objectives reflects aggregated performance results across the Company’s businesses for each the four separate objectives as described further below.

**	In millions.
***	See the Non-Equity Incentive Plan Compensation Earnings column of the “Summary Compensation Table for Fiscal 2016” on page 31 of this proxy statement for the actual payout amount earned by each NEO.

As the table above reflects, actual results for EBIT and ROS exceeded the threshold level at 83% and 87%, respectively.  This performance resulted in a payout of 17.5% of target award based on actual EBIT results and a payout of 10.7% of target award based on actual ROS results.  In addition, the Committee determined that the NEOs earned an award based on the partial achievement of each of the four strategic objectives.  The performance metric for each objective was challenging, but achievable, as the Committee recognized the importance of incentivizing the Company’s executives to make significant progress on, and/or effective completion of, important strategic initiatives.  Each objective was weighted equally and the target achievement of each objective would result in a 5% target award for each NEO.  The Committee reviewed and discussed the results summarized in a report on the Company’s achievement of the strategic objectives prepared by the Company’s CEO, which reflected the Company’s partial achievement of each objective ranging from 1.7% to 4.5% achievement for each objective and a cumulative achievement of 14.5% of the potential 20% target award.  Based on these results for the strategic objectives plus the EBIT and ROS results of 17.5% and 10.7% of the target award, respectively, the Committee confirmed that the Company achieved performance that resulted in an aggregate 42.7% payout of the target award for each NEO.  In fiscal 2015, each NEO received a payout of 16.3% of the target award, which was based solely on achievement of the strategic objectives established at the beginning of fiscal 2015.

Long-Term Incentives

For fiscal 2016, we continued to use our PSP program, implemented for fiscal 2015, to further strengthen executive alignment with the shareholder experience, in addition to our prior grants of stock options and restricted stock units.  The PSP program replaced the cashbased awards under our LTI program, carrying forward the focus on EPS growth and ROIC – two metrics selected for their comparatively strong correlation with the creation of shareholder value over time and that focus on both profitability and growth.  This threecomponent approach – share price, EPS growth, and ROIC – helps to balance pay delivery and outcomes, thereby (i) working to avoid potential unintended consequences with any single measure or component, and, (ii) helping to engage our NEOs, alongside other key elements of executive pay programs.  Overall, the PSP program helps to engage our NEOs to:

•	Focus on increasing total shareholder returns over the long term by concentrating on key drivers of share price;

•	Consider and make reasonable, longterm investments by measuring performance over multiple years; and
•	Use Company assets effectively in achieving earnings growth goals.

For fiscal 2016, longterm incentive opportunities under our LTI program were consistent with prior levels for the NEOs (other than Mr. Reusser) and with the competitive market.  Mr. Reusser’s target long-term incentive opportunity was increased from 250% of base salary to 300% of base salary (resulting in an increase in target value from $2,125,000 to $2,550,000), reflecting (i) growth from a starting target that was set low relative to competitive market information in light of Mr. Reusser’s shorter tenure as a CEO compared with peer companies and (ii) recognition of strong contributions in his second year with the Company.  The longterm incentive target award opportunities under our LTI program for each of our NEOs established in fiscal 2016 were as set forth in the table below.  Mr. Reusser’s heavier allocation for stock options was established when he joined the Company and was designed to provide a strong link to value creation from his point of hire, with an expectation his overall long-term award allocation would migrate over time to align with the allocation of the Company’s other NEOs.

Executive	Total target annual long-term incentive opportunity as % of base salary	Target value (in thousands)	Percentage allocated to PSP	Percentage allocated to stock options	Percentage allocated to restricted stock units

Curtis C. Reusser	300%	$2,550	30%	45%	25%
Robert D. George	140%	735	40%	35%	25%
Marcia J. Mason	120%	492	40%	35%	25%
Roger A. Ross	120%	474	40%	35%	25%
Albert S. Yost	120%	546	40%	35%	25%

Cash-Based LTIP and Performance Share Program

Under our legacy cashbased LTIP and the new PSP, a new performance period begins with each fiscal year and extends for three years.  The two relevant performance cycles for purposes of fiscal year 2016 compensation are (i) the 20142016 cycle under the cashbased LTIP which ended on the last day of fiscal 2016 and for which payments are to be made in early fiscal 2017, and (ii) the 20162018 cycle under the PSP for which target opportunities were set in early fiscal 2016.  With the introduction of the PSP for the 20152017 cycle, the 20142016 cycle is the only remaining cycle still subject to the cashbased LTIP.  There are two equally weighted performance goals under both the cashbased LTIP and the PSP:  (1) growth in EPS and (2) ROIC.  For purposes of the cashbased LTIP and PSP: (a) growth in EPS is based on all operating earnings and is calculated as the compound annual growth rate measured from the beginning of the base year to the end of the last year in a given performance cycle; and (b) ROIC is calculated as: (x+y)/z, where:

•	x is net income, before extraordinary items and before interest expense;
•	y is taxadjusted interest expense; and
•	z is the monthly average invested capital during the corresponding fiscal year, averaged over the applicable performance cycle and expressed as a percentage.

For these purposes, invested capital is defined as total debt plus total shareholders’ equity, less cash.  This definition of ROIC was initially introduced for the 20132015 performance cycle and has been maintained for the subsequent performance cycles.  These two performance measures – EPS growth and ROIC – were selected for their direct correlation over time with the creation of shareholder value.

Cash-Based LTIP – 2014-2016 Performance Cycle

For the 20142016 performance cycle under the cashbased LTIP, the two performance targets were as follows: 10% EPS growth and 9.3% ROIC.  Payout amounts are based on the level of achievement of each of these two performance goals relative to each other, pursuant to a matrix where EPS growth is one axis and ROIC is the other axis.  Award opportunities range from 0% to 400% of target, depending on actual performance.  There was no payout for the 20142016 performance cycle based on our adjusted EPS growth results of (8.5%) and adjusted ROIC results of 6.8%.  In determining results for the 20142016 performance cycle, the Committee calculated ESP growth and ROIC using adjusted net income and adjusted EPS calculated as described in the third footnote to the “Key Operating Metrics” table on page 20.  However, even after applying these adjustments, the negative EPS growth resulted in no payout on the matrix.

Performance Share Program – 2016-2018 Performance Cycle

Four key payout mechanics are different for the PSP visàvis the cashbased LTIP: (i) performance goals are established considering the Company’s longterm strategic plan rather than a standardsbased approach, (ii) all payouts are sharebased rather than cashbased, (iii) payouts are determined by measuring EPS growth and ROIC independently rather than a developed matrix, and (iv) the maximum upside opportunity is 300%, reduced from the 400% maximum opportunity under the cashbased LTIP.  As discussed previously in this CD&A, the Committee believes the PSP deepens the alignment with shareholders.  Using individual components instead of a matrix brings clarity to the program.  This clarity makes it easier to communicate and for the participants to understand the program.  The decrease in the maximum payout to 300% recognizes that a sharebased vehicle has share price leverage that can provide a similar payout as under the 400% maximum with the cashbased LTIP.  In addition, in fiscal 2016, the Committee added a minimum performance threshold to preserve flexibility in structuring awards under the PSP in a manner intended to qualify as performance-based compensation under Section 162(m) of the IRC.

In November 2015, the independent members of the Board assigned each participating executive a target opportunity for the 20162018 performance cycle under the PSP based on competitive market data and on Committee recommendations, as discussed above.  The target opportunity is not guaranteed, but reflects what will be payable if the Company achieves established performance goals.  Actual awards paid may be larger or smaller than target depending on Company performance over the threeyear period.  The target and maximum number of shares that may be earned by the NEOs for the 20162018 performance cycle under the PSP are disclosed in the “Grants of PlanBased Awards Table for Fiscal 2016” in this proxy statement on page 32.

Stock Options

Management and the Committee determined the number of shares subject to each stock option grant using a BlackScholes value per option of 40% of our Common Stock’s face value at grant, using a representative price of $75.16 per share based on the average closing trading price of our Common Stock from October 1-30, 2015.  Options were granted on November 18, 2015, with an exercise price equal to the closing price of our Common Stock on that date ($79.31).  The stock options granted to the NEOs in fiscal 2016 are disclosed in the “Grants of PlanBased Awards Table for Fiscal 2016” in this proxy statement on page 32.

The independent members of the Board grant stock options based on Committee recommendations, with an exercise price equal to the closing price of our Common Stock on the date of grant.  Typically, each grant vests and becomes exercisable in four equal annual installments and continues to be exercisable until ten years from the date granted.  Options carry value only as the Company’s share price increases, thereby linking potential executive gains with the creation of shareholder value over time.

Generally, stock options to executives are granted once per year in November when other aspects of executive compensation are reviewed, including awards based on the financial results of the prior fiscal year, which concludes at the end of September.  The Committee may also recommend option grants at other times, such as in connection with promotions.  We do not time employee stock option grants in coordination with the release of material nonpublic information for the purpose of affecting the value of compensation.

Restricted Stock Units

The Committee continued the use of restricted stock units as a third component to our longterm incentive opportunities for executives in fiscal 2016.  Typically, each grant vests 100% after the third anniversary of the grant date, thereby providing additional retention and aligning with shareholders.  Management and the Committee determined the number of restricted stock units awarded, using a representative price of $75.16 per share based on the average closing trading price of our Common Stock from October 1-30, 2015.  Restricted stock units were granted on November 18, 2015.  The restricted stock units granted to the NEOs in fiscal 2016 are disclosed in the “Grants of PlanBased Awards Table for Fiscal 2016” in this proxy statement on page 32.

Generally, we grant restricted stock units to executives once per year along with the stock options and when other aspects of executive compensation are reviewed, as described above.  The Committee may also recommend restricted stock units at other times, such as in connection with promotions or for additional retention purposes.

Benefits and Other Programs

Executive officers are allowed to participate in the Company’s standard benefit programs that are generally available to other U.S.based employees, including medical, dental, life, disability, pension, 401(k), stock purchase, health and wellness, employee assistance, and similar retirement and health and group insurance plans.

In addition, all of our executive officers are eligible to participate in a supplemental executive retirement pension plan that permits benefits to be earned on compensation that is in excess of certain statutory limits that apply to the traditional pension plan, as more fully described in the “Pension Benefits for Fiscal 2016” table in this proxy statement on page 35.  The Committee believes that these programs are important attraction and retention tools, and that they are reasonable because they are designed to provide executives similar benefits as other employee participants, albeit on abovelimit compensation.  Executive officers are also eligible to participate in an executive supplemental retirement and deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits in the tax qualified 401(k) plan and provides a Company match on deferred compensation amounts that exceed certain limits in the taxqualified 401(k) plan, allowing executives to earn an equivalent portion in Company matching funds as that available to the general workforce in the tax qualified plan, as more fully described in the “Nonqualified Deferred Compensation Table for Fiscal 2016” in this proxy statement on page 37.  The Company does not pay or guarantee abovemarket returns.  The appreciation, if any, in the account balances of plan participants is due solely to contributions by participants, any Company matching contributions, and the underlying performance of the investment funds selected by the participants.

Executive officers also receive automobile allowances, as do the Company’s subsidiary presidents and certain sales personnel.  Similarly, executive officers are eligible for relocation benefits under standard Company policy, which may be enhanced for executive officers and other management employees on a casebycase basis.  Certain executive officers and other senior managers also receive limited financial planning services, airline club memberships, an annual physical, a temporary housing stipend where the Company requires an executive to move to a substantially highercost area, and additional unemployment insurance.  Where applicable, the value of these items is disclosed in the “Summary Compensation Table for Fiscal 2016” on page 31 and accompanying notes.  These benefits are a very small percentage of total compensation for NEOs and, overall, the dollar values are in keeping with competitive norms.  The Company does not provide executives with a tax grossup to cover personal income taxes that might apply to any of these benefits, except in the case of certain Companyrequired, actual relocation costs that an officer must include as regular income, and for taxes due on temporary housing stipends that are provided as a transition measure to assist an executive who has relocated to a substantially highercost area.

Change in Control Arrangements

To help ensure key officers focus their energy and attention on the best interests of the Company’s shareholders, we have entered into “doubletrigger” change in control termination protection agreements with our officers, including the NEOs.  These agreements are designed to protect our executives in the event of a change in control, by assuring compensation benefits, including cash awards issuable under the Company’s annual incentive plan and PSP if an executive were terminated without cause or were to resign for good reason following a change in control.  The Committee believes the amounts payable under these agreements provide our executives with reasonable protection, both in principle and with consideration to competitive market practice.

The Committee believes it is important to balance the need to provide an incentive for the NEOs to seek out and complete transactions that are in the best interests of the Company and its shareholders, while limiting equity award acceleration to certain types of change in control transactions and events that defeat the retention purpose of equity.  For these reasons, all options and restricted stock units issued under the Company’s 2004 Equity Incentive Plan and 2013 Equity Incentive Plan, including those granted to the NEOs, do not accelerate in vesting upon certain transactions such as a merger or similar transaction if the successor converts, assumes or replaces such awards.  In addition, as described previously in this CD&A, we amended the Company’s 2013 Equity Incentive plan to eliminate singletrigger acceleration upon certain acquisitions of the Company’s outstanding securities and changes in the composition of the Board.

In view of these change in control events in which equity awards do not accelerate, the Committee determined to make changes to the executive termination protection agreements in fiscal 2016 (i) adding as the first triggering event the “Change in Control” events as defined in the 2013 Equity Incentive Plan (after amendment), as well as the events that were eliminated from the 2013 Equity Incentive Plan and (ii) adding as an additional severance benefit the full acceleration of any equity award held by the executive immediately prior to the qualifying change in control event, to the extent such award was not accelerated in connection with the change in control event.  As a result of the amendments to the 2013 Equity Incentive Plan and the executive termination protection agreements, all time-based equity awards granted to executive officers beginning in fiscal 2016 will not accelerate in vesting unless there is a qualifying change in control event and the executive is terminated without cause or resigns with good reason within 24 months following such transaction.  Accordingly, the payout to executives in those circumstances is a “doubletrigger” benefit.  If the acquiring or successor entity does not assume or replace unvested equity, these unvested awards will generally become immediately vested and exercisable.  Outstanding PSP awards as of the date of change in control for which the payout has not been determined will be prorated at the target payout level up to and including the date of the change in control.  See the “Termination of Employment and Change in Control Arrangements” section of this proxy statement beginning on page 41 for further detail on the treatment of equity awards in alternative change in control events.

The Company does not provide executives with a tax grossup to cover personal income or excise taxes that may apply to any of these change in control benefits.

Fiscal 2017 Compensation Program Changes

Shift in Mix of Equity Awards Granted to NEOs

For equity grants made to our NEOs as part of our fiscal 2017 compensation programs, the Committee determined to shift the mix of equity awards to 35% PSP awards, 35% stock options and 30% RSUs, which is a modest shift in the equity award mix that was in place for grants made in fiscal 2016, as indicated in the table under “Long-Term Incentives” above on page 24.  This adjusted mix maintains a strong orientation to performance-based equity, and it establishes a common approach for our CEO and other NEOs.

Retirement Provisions in NEO Equity Awards

In fiscal 2016, the Committee reviewed the retirement provisions in the Company’s equity awards for NEOs.  As further described in this proxy statement under “Termination of Employment and Change in Control Arrangements” on page 41, the award agreements for stock options and RSUs provide that an NEO may be eligible to retain his or her stock options and restricted stock units upon “Full Retirement,” generally defined as a voluntary termination when the participant is age 65 or older and such termination is a bona fide end to the participant’s career in the industries and markets within which the Company does business.  In reviewing retirement market practices and considering the desire for more flexibility in supporting succession planning for NEOs, the Committee determined to update the definition of “retirement” under equity awards to provide for a 2-pronged definition: (i) age 65 or older or (i) age 60 or older with at least 10 years of continuous service, in each case where such termination is a bona fide end of the NEO’s career in the Company’s industries or markets.

For stock options, this means that if an NEO meets either prong of the retirement definition, the NEO’s stock options will continue to vest after retirement in accordance with the normal vesting schedule.  This change will be included in grants of stock options to NEOs beginning in fiscal 2017, and in addition, outstanding stock options held by NEO’s who are eligible to meet either prong of the new retirement definition will be amended to include the new retirement definition.

For restricted stock units, in addition to the change in the definition of retirement, the Committee also determined to change the vesting and settlement dates upon retirement of the NEO.  As a result of these changes, if an NEO meets either prong of the retirement definition, the restricted stock units will vest at termination of service, but settlement will follow in accordance with the original vesting schedule of the restricted stock unit award.  For restricted stock units granted to NEOs prior to this change, the Committee has in its sole discretion the ability to provide that all unvested units become vested upon “Full Retirement.”  Finally, the Committee also determined to structure restricted stock unit grants in a manner intended to qualify as performance-based compensation under Section 162(m) of the IRC by adding a minimum performance threshold that must generally be met in order for the “covered person” (as defined under Section 162(m) of the IRC) to earn any vested restricted stock units under the award.  The performance period will be a two-year measurement period, while the restricted stock units will retain a three-year cliff vesting schedule.  In addition, the minimum performance threshold will be the same minimum performance threshold utilized under the PSP.  All of these changes will be included in grants of restricted stock units to NEOs beginning in fiscal 2017.

Beginning with the PSP for 2017-2019 performance period, the new definition for retirement described above will be included so that an NEO meeting either prong of the retirement definition may be entitled to retain earned performance shares.  Accordingly, upon the occurrence of either prong of the retirement definition, each NEO will be entitled to awards issued in the normal course under the PSP for the full performance period based on actual achievement of the applicable PSP goals so long as the NEO completes at least one full year of continuous, active employment during the performance period.  If that service period is not met, the NEO will not be entitled to any award under the PSP upon his or her retirement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the above CD&A.  Based on that review and discussion, the Committee has recommended to the Board that this CD&A be included in this proxy statement.

Respectfully submitted,

ANTHONY P. FRANCESCHINI, CHAIRMAN

DELORES M. ETTER

PAUL V. HAACK

GARY E. PRUITT

STATEMENT REGARDING COMPENSATION PRACTICES

In fiscal 2016, the Compensation Committee and management continued their practice of conducting a comprehensive review of our compensation programs, including executive compensation and major broad-based compensation programs in which salaried and hourly employees at various levels of the organization participate.  The goal of this review was to assess whether any of our compensation programs, either individually or in the aggregate, would encourage executives or employees to undertake unnecessary or excessive risks that were reasonably likely to have a material adverse impact on our business.

The Compensation Committee reviewed an inventory of our variable pay and sales commission plans, considering the number of participants in each plan, the target and maximum payment potential, and the performance goals of each plan.  The Compensation Committee concluded that these programs were appropriate for our businesses and highly unlikely to create a material risk.

Although the programs are generally designed to pay for performance and provide incentive-based compensation, the programs contain various mitigating factors to ensure our employees, including our NEOs, are not encouraged to take unnecessary risks in managing our business.  These factors include:

•	Oversight of programs (or components of programs) by committees of the Board, including the Compensation Committee;
•	Discretion provided to the Board and the Compensation Committee (including negative discretion) to set targets, monitor performance and determine final payouts for executive-level incentive plans;
•

Oversight of programs by a broad-based group of functions within the organization, including the CEO, CFO, General Counsel, segment presidents, Chief Human Resources Officer, and at multiple levels within the organization (both corporate and business units);

•

Target awards that are indexed on base pay, which is determined based on market data and the merit of individual performance; further, Company policy and practices control base pay levels carefully through analysis, reporting, and executive approvals that ensure we compensate employees fairly;

•

Incentives focused primarily on the use of broad-based financial metrics (such as growth in operating profit and return on investment), including a mixture of consolidated and business-specific goals, with no one factor receiving an excessive weighting;

•	A mixture of programs that provide focus on both short- and long-term goals and that provide a mixture of cash and equity compensation;
•

Our long-term incentive plan focuses on earnings growth and average return on investment over overlapping three-year award periods and settles awards in shares for performance periods beginning in fiscal 2016.  This creates a focus on driving sustained performance over multiple award periods, mitigating the potential for executives to take excessive risks to drive short-term performance spikes in any one award period;

•	Capping the potential payouts on all Company incentive plans to eliminate the potential for dramatic or risky windfalls;
•	A compensation recovery (or “clawback”) policy applicable to all executive and senior management incentive programs;
•	Service-based vesting conditions with respect to equity grants; and
•	The long-term ownership interests in the Company held by our key executive officers and by members of the Board of Directors.

As a result of this review, both management and the Compensation Committee concluded that our total compensation plans, programs and practices are structured in the best interest of the Company and its shareholders.  They are appropriately tailored to encourage employees to grow our business, but not incent them to do so in a way that poses unnecessary or excessive material risk to us.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation Committee during the 2016 fiscal year, each of whom was listed in “Board and Board Committees − Compensation Committee” were independent directors and no member was an employee or former employee.  No Compensation Committee member had any relationship requiring disclosure under Item 404 of Regulation S-K.  No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during the 2016 fiscal year.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure should be read in conjunction with the CD&A, which presents the objectives of our executive compensation and benefits programs.

Summary Compensation Table for Fiscal 2016

The table below summarizes certain compensation information for fiscal 2016 for our NEOs, who include the CEO, CFO, and the three other most highly-compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2016.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compen-sation ($) (3)	Change in Pension Value & Nonqual-ified Deferred Compen-sation Earnings ($) (4)	All Other Compen-sation ($) (5)	Total ($)

Curtis C. Reusser	2016	$850,000	$-	$1,483,097	$1,218,796	$326,655	$180,570	$54,563	$4,113,681
Chairman, President	2015	768,269	-	1,175,300	1,111,101	124,695	187,122	44,837	3,411,324
& CEO	2014	764,423	600,000	4,771,675	1,123,710	752,325	90,859	27,169	8,130,161

Robert D. George	2016	520,962	-	499,653	272,480	134,505	435,212	36,029	1,898,841
Executive Vice	2015	467,500	-	458,367	292,681	49,878	144,416	41,157	1,453,999
President, CFO & Corporate Development	2014	495,808	-	186,375	319,825	479,138	371,214	40,138	1,892,498

Marcia J. Mason	2016	406,231	-	333,102	184,108	96,289	381,556	31,978	1,433,264
Executive Vice	2015	363,250	-	305,578	195,121	35,501	150,705	36,112	1,086,267
President & General Counsel

Roger A. Ross	2016	389,615	-	325,171	176,744	92,766	32,441	119,283	1,136,020
Executive Vice
President and President, Sensors & Systems

Albert S. Yost	2016	451,500	-	372,757	202,519	106,857	175,513	32,423	1,341,569
Executive Vice	2015	382,615	-	467,396	205,960	39,625	61,989	36,130	1,193,715
President and	2014	391,577	-	133,125	220,420	322,346	119,382	34,264	1,221,114
President, Advanced Materials and Avionics & Controls

__________________________

(1)	For fiscal 2015, represents amounts earned for the eleven months in the fiscal year due to the transition to an earlier fiscal year-end.
(2)

Represents the aggregate grant date fair value of awards granted during the fiscal year, computed in accordance with ASC 718.  Under the Stock Awards column, amounts include the grant date fair value of the 2016-2018 performance cycle under the PSP at target as follows:  Mr. Reusser, $808,962; Mr. George, $309,309; Ms. Mason, $206,206; Mr. Ross, $198,275; and Mr. Yost, $229,999.  At the maximum level of achievement, these values would be as follows:  Mr. Reusser, $2,426,886; Mr. George, $927,927; Ms. Mason, $618,618; Mr. Ross, $594,825; and Mr. Yost, $689,997.  Assumptions used to calculate the amounts for fiscal 2016 are included in Note 13, “Employee Stock Plans,” of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

(3)	For fiscal 2016, represents amounts earned under the annual incentive. There were no amounts earned under the 2014-2016 performance cycle under the LTIP.
(4)	Represents the annual increase in the actuarial present value of accumulated benefits under our Pension Plan and Supplemental Executive Retirement Plans (SERP – Pre 2005 and 2005+).
(5)

For fiscal 2016, includes match payments under the Company’s 401(k) plan ($7,950 for each NEO), the Company’s Supplemental Executive Retirement & Deferred Compensation Plan (Mr. Reusser, $21,291; Mr. George, $8,846; Ms. Mason, $4,995; Mr. Ross,

$3,461; Mr. Yost, $5,957).  Also includes the following for each NEO:  Mr. Reusser (automobile allowance, financial planning and club memberships); Mr. George (automobile allowance, financial planning, club memberships and cost of annual physical); Ms. Mason (automobile allowance, financial planning, club memberships and cost of annual physical); Mr. Ross (automobile allowance, financial planning and $89,321 for moving expenses, including a tax gross-up of $34,606); Mr. Yost (automobile allowance and financial planning).  We value the incremental cost to us for these benefits based on the actual costs or charges incurred by us for the benefits.

Grants of Plan-Based Awards Table for Fiscal 2016

The following table provides information regarding grants of plan-based awards to the NEOs under our 2016 Annual Incentive Compensation Plan and the 2013 Equity Incentive Plan during fiscal 2016.

									All	All
									Other	Other
									Stock	Option
									Awards:	Awards:
						Estimated Future			Number	Number	Exercise	Grant Date
			Estimated Future			Payouts Under			of	of	or Base	Fair Value
			Payouts Under Non-Equity			Equity Incentive			Shares	Securities	Price of	of Stock
			Incentive Plan Awards			Plan Awards			of Stock	Underlying	Option	and Option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)	($)

Curtis C.	─	(1)	$191,250	$765,000	$1,530,000	-	-	-	-	-	$-	$-
Reusser	11/18/15	(2)	-	-	-	2,550	10,200	30,600	-	-	-	808,962
	11/18/15	(3)	-	-	-	-	-	-	-	33,100	79.31	1,218,796
	11/18/15	(4)	-	-	-	-	-	-	8,500	-	-	674,135

Robert D.	─	(1)	78,750	315,000	630,000	-	-	-	-	-	-	-
George	11/18/15	(2)	-	-	-	975	3,900	11,700	-	-	-	309,309
	11/18/15	(3)	-	-	-	-	-	-	-	7,400	79.31	272,480
	11/18/15	(4)	-	-	-	-	-	-	2,400	-	-	190,344

Marcia J.	─	(1)	56,375	225,500	451,000	-	-	-	-	-	-	-
Mason	11/18/15	(2)	-	-	-	650	2,600	7,800	-	-	-	206,206
	11/18/15	(3)	-	-	-	-	-	-	-	5,000	79.31	184,108
	11/18/15	(4)	-	-	-	-	-	-	1,600	-	-	126,896

Roger A.	─	(1)	54,313	217,250	434,500	-	-	-	-	-	-	-
Ross	11/18/15	(2)	-	-	-	625	2,500	7,500	-	-	-	198,275
	11/18/15	(3)	-	-	-	-	-	-	-	4,800	79.31	176,744
	11/18/15	(4)	-	-	-	-	-	-	1,600	-	-	126,896

Albert S.	─	(1)	62,563	250,250	500,500	-	-	-	-	-	-	-
Yost	11/18/15	(2)	-	-	-	725	2,900	8,700	-	-	-	229,999
	11/18/15	(3)	-	-	-	-	-	-	-	5,500	79.31	202,519
	11/18/15	(4)	-	-	-	-	-	-	1,800	-	-	142,758

___________________________

(1)

This shows the potential value of the payout for each NEO under the 2016 Annual Incentive Compensation Plan if the threshold, target or maximum goals are satisfied.  The potential payouts are performance driven and therefore completely at risk.  The business measurements, performance goals and calculation for determining the payout are described in the Compensation Discussion and Analysis section of this proxy statement.  Actual amounts earned are disclosed in the Summary Compensation Table for Fiscal 2016 in this proxy statement.

(2)

This shows the potential number of shares that may be earned by each NEO under the PSP program if the threshold, target or maximum goals of the 2016-2018 performance cycle are satisfied.  The potential payouts are performance driven and therefore completely at risk.  The business measurements, performance goals and calculation determining the payout are described in the Compensation Discussion and Analysis section of this proxy statement.  Any payouts under the 2016-2018 performance cycle will be made after November 18, 2018, pursuant to the Company’s 2013 Equity Incentive Plan.

(3)

The option grants were made pursuant to the Company’s 2013 Equity Incentive Plan.  The exercise price of the options is equal to the closing price of the Common Stock on the date of grant.  The options vest at the rate of 25% per year on each of the first four anniversaries of the date of grant.

(4)	The restricted stock units were granted pursuant to the Company’s 2013 Equity Incentive Plan. They vest in full on the third anniversary of the date of grant.

Annual Incentive Compensation Plan

Payments under the 2016 Annual Incentive Compensation Plan are tied to key measures of corporate performance relating to the following financial objectives:  earnings before interest and taxes and return on sales, in addition to four strategic objectives.  For additional information regarding the 2016 Annual Incentive Compensation Plan, please refer to the Compensation Discussion and Analysis section of this proxy statement starting on page 12.

2013 Equity Incentive Plan

Equity awards granted to our executive officers in fiscal 2016 consisted of stock options, restricted stock units and PSP awards granted under the Company’s 2013 Equity Incentive Plan, as amended.  Stock options have a term of ten years and typically vest in equal annual installments over the period from the date of grant until the fourth anniversary of the date of grant.  The exercise price for all stock options is equal to the closing price of the Common Stock on the date of grant.  Restricted stock units generally have a three-year cliff vesting.  PSP awards granted in fiscal 2016 are earned based on the level of achievement of specified performance goals during a three-year performance period.  To the extent earned, awards are settled in shares of fully vested Common Stock.  For additional information regarding the PSP, please see the Compensation Discussion and Analysis section of this proxy statement starting on page 12.

Offer Letter for Roger A. Ross

Pursuant to Mr. Ross’s offer letter dated July 27, 2015, as part of his compensation arrangements, Mr. Ross is entitled to participate in Esterline’s retirement, health care and other benefit plans and in the Supplemental Retirement Income Plan and the Supplemental Executive Retirement and Deferred Compensation Plan.  In addition, he is eligible receive a car allowance of up to approximately $800 per month, before taxes, and reimbursement for certain relocation expenses in accordance with standard corporate policy.  In fiscal 2016, Mr. Ross was reimbursed $89,321 for moving expenses, including a tax gross-up of $34,606.

Fixed Cash Compensation in Proportion to Total Compensation

The proportion of fixed cash compensation (salary) compared to total compensation (as reported in the Summary Compensation Table for Fiscal 2016 included in this proxy statement) varies somewhat among the NEOs.  Specifically, allocation among the different components of compensation varies based on the position and level of responsibility as well as on market data provided by Semler Brossy that reflects the practices of other companies.  For example, those NEOs with the greater ability to influence our performance will have a higher level of at-risk compensation in the form of an increased percentage of total compensation in equity awards and cash-based incentive plan target awards.  The lower the level of influence of an executive, the higher the percentage of their total compensation is in the form of base salary with a correspondingly lower percentage of equity awards and cash-based incentive plan target awards.  In general, the proportion of at-risk compensation increases with base salary level, which usually indicates relative scope and level of responsibility, such that those with higher salaries also have more of their total compensation at risk.  Accordingly, executive compensation for higher-level executives is set to align closely with shareholder and Company long-term shared interests.  In fiscal 2016, the percentage of fixed cash compensation as compared to total compensation was 20% for the CEO.  For the other NEOs, the average percentage of fixed cash compensation as compared to total compensation was 36%.

Outstanding Equity Awards Table at Fiscal Year End 2016

The following table summarizes the total outstanding equity awards held as of September 30, 2016, by each of the NEOs.  The market value of the restricted stock units and PSP awards is based on the closing price of the Company’s Common Stock on September 30, 2016, which was $76.04.

			Option Awards				Stock Awards
									Equity Incentive Plan Awards
									Number of	Market or
									Unearned	Payout Value
								Market	Shares,	of Unearned
			Number of				Number of	Value of	Units or	Shares, Units
			Securities Underlying				Units of	Units of	Other	or Other
			Unexercised Options		Option	Option	Stock That	Stock That	Rights That	Rights That
			Exercisable	Unexercisable	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Grant Date		(#)	(#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

Curtis C.	10/28/13	(1)	-	-	$-	-	17,583	$1,337,011	-	$-
Reusser	12/05/13	(2)	13,000	13,000	88.75	12/05/23	-	-	-	-
	12/05/13	(3)	-	-	-	-	5,800	441,032	-	-
	12/11/14	(2)	5,125	15,375	117.53	12/11/24	-	-	-	-
	12/11/14	(3)	-	-	-	-	4,500	342,180	-	-
	12/11/14	(5)	-	-	-	-	-	-	1,375	104,555
	11/18/15	(2)	-	33,100	79.31	11/18/25	-	-	-	-
	11/18/15	(3)	-	-		-	8,500	646,340	-	-
	11/18/15	(5)	-	-	-	-	-	-	2,550	193,902
Robert D.	12/06/07	(2)	17,100	-	53.00	12/06/17	-	-	-	-
George	12/11/08	(2)	26,700	-	32.00	12/11/18	-	-	-	-
	12/10/09	(2)	21,700	-	41.00	12/10/19	-	-	-	-
	12/09/10	(2)	15,300	-	64.56	12/09/20	-	-	-	-
	07/26/11	(2)	5,000	-	78.24	07/26/21	-	-	-	-
	12/08/11	(2)	18,300	-	51.08	12/08/21	-	-	-	-
	12/06/12	(2)	7,500	2,500	60.65	12/06/22	-	-	-	-
	09/11/13	(4)	-	-	-	-	2,970	225,839	-	-
	12/05/13	(2)	3,700	3,700	88.75	12/05/23	-	-	-	-
	12/05/13	(3)	-	-	-	-	2,100	159,684	-	-
	12/11/14	(2)	1,350	4,050	117.53	12/11/24	-	-	-	-
	12/11/14	(3)	-	-	-	-	1,500	114,060	-	-
	12/11/14	(5)	-	-	-	-	-	-	600	45,624
	11/18/15	(2)	-	7,400	79.31	11/18/25	-	-	-	-
	11/18/15	(3)	-	-	-	-	2,400	182,496	-	-
	11/18/15	(5)	-	-	-	-	-	-	975	74,139
Marcia J.	12/10/09	(2)	10,800	-	41.00	12/10/19	-	-	-	-
Mason	12/09/10	(2)	7,600	-	64.56	12/09/20	-	-	-	-
	12/08/11	(2)	8,900	-	51.08	12/08/21	-	-	-	-
	08/01/12	(2)	20,000	-	57.03	08/01/22	-	-	-	-
	12/06/12	(2)	5,025	1,675	60.65	12/06/22	-	-	-	-
	12/05/13	(2)	2,450	2,450	88.75	12/05/23	-	-	-	-
	12/05/13	(3)	-	-	-	-	1,400	106,456	-	-
	12/11/14	(2)	900	2,700	117.53	12/11/24	-	-	-	-
	12/11/14	(3)	-	-	-	-	1,000	76,040	-	-
	12/11/14	(5)	-	-	-	-	-	-	400	30,416
	11/18/15	(2)	-	5,000	79.31	11/18/25	-	-	-	-
	11/18/15	(3)	-	-	-	-	1,600	121,664	-	-
	11/18/15	(5)	-	-	-	-	-	-	650	49,426
Roger A.	08/24/15	(2)	2,625	7,875	78.87	08/24/25	-	-	-	-
Ross	08/24/15	(1)	-	-	-	-	2,800	212,912	-	-
	11/18/15	(2)	-	4,800	79.31	11/18/25	-	-	-	-
	11/18/15	(3)	-	-	-	-	1,600	121,664	-	-
	11/18/15	(5)	-	-	-	-	-	-	625	47,525
Albert S.	12/06/12	(2)	5,025	1,675	60.65	12/06/22	-	-	-	-
Yost	09/11/13	(4)	-	-	-	-	1,250	95,050	-	-
	12/05/13	(2)	2,550	2,550	88.75	12/05/23	-	-	-	-
	12/05/13	(3)	-	-	-	-	1,500	114,060	-	-
	12/11/14	(2)	950	2,850	117.53	12/11/24	-	-	-	-
	12/11/14	(3)	-	-	-	-	1,100	83,644	-	-
	12/11/14	(5)	-	-	-	-	-	-	425	32,317
	09/17/15	(3)	-	-	-	-	1,500	114,060	-	-
	11/18/15	(2)	-	5,500	79.31	11/18/25	-	-	-	-
	11/18/15	(3)	-	-	-	-	1,800	136,872	-	-
	11/18/15	(5)	-	-	-	-	-	-	725	55,129

____________________

(1)	Restricted stock units that vest in three equal annual installments beginning on the first anniversary of the grant date.
(2)	Options vest and become exercisable in four equal annual installments beginning on the first anniversary of the grant date.

(3)	Restricted stock units that fully vest on the third anniversary of the grant date.
(4)	Restricted stock units that vested or are scheduled to vest at a rate of 50% on December 15, 2014, 25% on December 15, 2015, and 25% on December 15, 2016.
(5)	Performance share plan awards reflected assume achievement of the threshold performance goal for the corresponding performance cycle.

Option Exercises and Stock Vested in Fiscal 2016

The following table summarizes the option awards exercised and restricted stock units vested during fiscal 2016 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Curtis C. Reusser	-	$-	17,583	$1,318,725
Robert D. George	20,800	585,524	5,770	515,009
Marcia J. Mason	-	-	1,900	178,467
Roger A. Ross	-	-	1,400	107,436
Albert S. Yost	10,800	272,638	3,150	284,530

____________________

(1)	Represents the difference between the exercise price and the fair market value of our Common Stock on the date of exercise.
(2)	Represents the value of vested restricted stock units calculated by multiplying the number of vested restricted stock units by the closing price of our Common Stock on the vesting date.

Retirement Benefits

Pension Benefits for Fiscal 2016

The table below provides information as of September 30, 2016, regarding the number of years of credited service, the present value of accumulated benefits payable at normal retirement age, and any payments made during the last fiscal year with respect to the Esterline Technologies Retirement Plan (the “Pension Plan”), the Esterline Corporation Supplemental Retirement Income Plan for Key Executives (the “SERP Pre 2005”), and the Esterline Technologies Corporation Supplemental Retirement Income Plan (the “SERP 2005+”).  Esterline froze the SERP Pre 2005 plan on December 31, 2004, and the SERP 2005+ plan became effective January 1, 2005.  Mr. George and Ms. Mason are the only NEOs eligible under the SERP Pre 2005 plan.  No payments were made from these plans to any of the NEOs during fiscal 2016.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)

Curtis C. Reusser	Pension Plan	2.41	$62,136	$-
	SERP 2005+	2.41	396,415	-
	Total		$458,551	$-

Robert D. George	Pension Plan	18.75	$800,271	$-
	SERP Pre 2005	7.00	237,753	-
	SERP 2005+	11.75	1,302,865	-
	Total		$2,340,889	$-

Marcia J. Mason	Pension Plan	22.75	$1,177,735	$-
	SERP Pre 2005	11.00	157,056	-
	SERP 2005+	11.75	1,067,684	-
	Total		$2,402,475	$-

Roger A. Ross	Pension Plan	0.58	$19,915	$-
	SERP 2005+	0.58	12,526	-
	Total		$32,441	$-

Albert S. Yost	Pension Plan	9.10	$285,304	$-
	SERP 2005+	6.85	248,378	-
	Total		$533,682	$-

____________________

(1)

The assumptions and methodology used in calculating the estimated present values shown in this column are generally consistent with those used and disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, except that the NEOs are assumed to retire at their earliest unreduced retirement age (age 65) or their current age, if later, and no pre-retirement terminations or deaths are assumed to occur.  Also, no additional compensation or service is assumed beyond the fiscal year ended September 30, 2016.  The specific relevant assumptions include a discount rate of 3.60% and post-retirement mortality as follows:  Base table is the RP-2014 Male and Female Annuitant Mortality tables projected back to 2007 with Scale MP-2014, mortality improvement projections are based on Projection Scale MP-2015 for 2007 with future rates converging linearly to the ultimate rate by 2017.  The ultimate rate is 0.8% for all ages up to 85, decreasing linearly to 0% at age 95 and beyond.

Esterline’s Pension Plan is a broad based, tax-qualified defined benefit pension plan that provides a benefit to eligible employees of the Company.  Approximately 41% of all U.S. employees are eligible to participate in the Pension Plan.

Qualified pension benefits are based on a final average pay formula, which takes into account years of service and highest five-year average earnings, or a cash balance formula, with annual pay credits ranging from 2% to 6% of earnings plus an additional 2% of earnings in excess of the annual Social Security Taxable Wage Base, and interest credits which vary annually based on certain external indices.  Earnings include base pay and annual and long-term incentive pay subject to statutory limitations.  As of January 1, 2003, participants were given the option of continuing to accrue benefits under the final average pay formula, or to earn benefits under the cash balance formula.  Since that date, all new participants are enrolled in the cash balance formula.  Participants earning benefits under the final average pay formula must contribute 1% of after-tax compensation each year, while no employee contributions are required under the cash balance formula.

The standard form of benefit payment is a single life annuity for participants who are not married and a 50% joint and surviving spouse annuity for married participants.  Alternatively, participants may elect a joint and surviving spouse annuity with a continuation percentage of 75% or 100%, or a life annuity with payments guaranteed for a 5-year, 10-year or 15-year period.  Benefits earned under the cash balance formula may also be paid as a lump sum.

The annual benefit at normal retirement (age 65) under the final average pay formula is the participant’s highest five-year average pay less the participant’s primary Social Security benefit times 1.6%, times the participant’s credited service up to 30 years.  Participants are eligible to receive early retirement benefits when they have completed five years of plan participation and their age plus service equals 65 years.  NEOs who are eligible for early retirement are Mr. George, Ms. Mason and Mr. Yost.  Mr. George and Ms. Mason are eligible under the Pension Plan, the SERP Pre 2005, and the SERP 2005+.  Mr. Yost is eligible under the Pension Plan and the SERP 2005+.  For participants who elect to receive benefits prior to age 65, benefits are reduced by 6 2/3% per year between ages 60 and 65, 3 1/3% per year between ages 55 and 60, 3% per year between ages 50 and 55, and 2% per year below age 50.

The Supplemental Executive Retirement Plans (SERP – Pre 2005 and 2005+) provide benefit formulas and early retirement formulas that are similar to the final average pay formula and the cash balance formula in the Pension Plan, but permit benefits to be earned on compensation that is in excess of certain statutory limits that apply to the Pension Plan.  However, amounts earned under the long-term incentive compensation plan are excluded from earnings used in the benefit formulas of the SERPs.

Nonqualified Deferred Compensation Table for Fiscal 2016

The table below provides information as of September 30, 2016, regarding each NEO’s activity in the Esterline Technologies Supplemental Executive Retirement & Deferred Compensation Plan (the “DC SERP”).  It includes information on executive voluntary contributions, Company contributions and aggregate earnings during the fiscal year.  There were no distributions from the DC SERP in fiscal 2016.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (4)

Curtis C. Reusser	$48,735	$21,291	$12,947	$-	$179,172
Robert D. George	57,012	8,846	97,886	-	1,032,115
Marcia J. Mason	17,644	4,995	31,817	-	313,949
Roger A. Ross	34,838	3,462	3,007	-	41,308
Albert S. Yost	24,536	5,957	44,347	-	519,133

____________________

(1)	Represents elective deferrals of compensation that are also reported as compensation earned in the Summary Compensation Table for Fiscal 2016 in this proxy statement.
(2)

Represents Company matching contributions to the DC SERP earned in fiscal 2016.  Company contributions are also reported in the All Other Compensation column of the Summary Compensation Table for Fiscal 2016 in this proxy statement.

(3)	Represents increases/decreases due to dividends, earnings, fees and investment gains/losses.
(4)

Does not include Company contributions earned in fiscal 2016 that will not be made until early 2017 following calendar and qualified plan year closing activities.  Includes amount reported in prior years.

The DC SERP became effective on January 1, 2007.  The plan provides an opportunity for participants to defer a portion of their cash compensation to be paid as a lump sum or in 10 annual installments upon retirement or at another future date.  The executives may defer up to 75% of base pay and annual incentive compensation and up to 100% of long-term incentive compensation.  Investment earnings are pursuant to each executive’s individual elections from among available investment options, substantially similar to those in the Company’s tax-qualified 401(k) plan, and are subject to daily valuation.

The DC SERP provides a Company match on part of the deferred compensation based on a formula that is substantially the same as that in the Company’s tax-qualified 401(k) plan.  The Company match applies to deferred compensation amounts that exceed certain statutory limits in the tax-qualified 401(k) plan.  However, amounts earned under the long-term incentive compensation plan are excluded from earnings used in the match calculation of the DC SERP.

Termination of Employment and Change in Control Arrangements

Termination Protection Agreements.  The Company has entered into termination protection agreements with the NEOs which provide “double-trigger” benefits that are designed to induce them to remain in the employ of the Company or any successor company in the event of a “Change in Control Event” by assuring compensation benefits if an officer is terminated without “Cause” or resigns for “Good Reason,” as defined in the agreements.  In the event of termination of employment within two years after the day preceding a Change in Control Event, the agreements for Messrs. Reusser, George and Yost and Ms. Mason generally provide for:

•

a pro rata amount of “minimum total compensation” as measured by the average compensation received during the prior two years, calculated as follows and reduced (but not below zero) by base salary previously paid to the executive:  one (1) times the executive’s annual rate of salary on the date immediately prior to the date of the Change in Control Event (the “effective date”), plus one (1) times the executive’s target annual incentive compensation on the effective date, plus the actual gross cash compensation paid to the executive under the Company’s long-term incentive plan during the twenty-four (24) month period ending on the Effective Date, divided by two (2);

•	a lump sum payment equal to all other earned, but unpaid amounts;
•	a lump sum payment equal to three times the minimum total compensation;
•

full vesting of all outstanding unvested equity awards held by the executive as of the effective date to the extent such awards were not accelerated in full in connection with the Change in Control Event;

•	reimbursement of certain legal fees and expenses associated with enforcing the agreement; and
•

continuation of life insurance, health and accident and disability benefits for the remainder of the initial two-year period or until other full-time employment is accepted, unless participation in the Company’s plans or programs is not practicable, in which case the Company may provide the executive with substantially similar benefits or cash compensation on an after-tax basis sufficient for the executive to purchase such benefits.

In the event of termination of employment within two years after the effective date, the agreement for Mr. Ross generally provides for:

•	a pro rata amount of Mr. Ross’s target annual incentive compensation on the effective date;
•	a lump sum payment equal to all other earned, but unpaid amounts;
•	a lump sum payment equal to three times the sum of Mr. Ross’s annual rate of salary on the effective date plus Mr. Ross’s target annual incentive compensation on the effective date;
•

full vesting of all outstanding unvested equity awards held by the executive as of the effective date to the extent such awards were not accelerated in full in connection with the Change in Control Event;

•	reimbursement of certain legal fees and expenses associated with enforcing the agreement; and
•

an amount equal to the then-current monthly COBRA premium rate for Mr. Ross and his dependents multiplied by the number of months remaining in the 24-month period following the effective date further multiplied by 1.4.

In the event any payments under the termination protection agreements are considered to be “excess parachute payments” under Section 280G of the IRC, either alone or together with other Company payments, the payments will be reduced so that the payments will not be treated as “excess parachute payments.”  However, this payment reduction will only take place if the reduction would provide to the executive a greater net, after-tax benefit than he or she would receive if the payments were not subject to the reduction.

For purposes of the termination protection agreements, the following definitions apply:

“Cause” is generally defined as:

•

the willful and continued failure by the executive to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from illness, sickness, or physical or mental incapacity) which failure continues after the Company has given notice to the executive; or

•	the willful engaging by the executive in misconduct that is significantly injurious to the Company, monetarily or otherwise.

“Good Reason” is generally defined as:

•

a material diminution in the executive’s authority, duties, or responsibilities, including, for example, assignment to the executive of any duties inconsistent with, or the reduction of powers or functions associated with, his or her positions, duties, responsibilities and status with the Company immediately prior to the transaction or any removal of the executive from or any failure to re-elect the executive to any positions or offices the executive held immediately prior to the transaction, except in connection with the termination of the executive’s employment by the Company for cause or for disability, or a material negative change in the employment relationship, such as the failure to maintain a working environment conducive to the performance of the executive’s duties or the effective exercise of the powers or functions associated with the executive’s position, responsibilities and status with the Company immediately prior to the transaction;

•	any action or inaction that constitutes a material breach by the Company of the agreement (including, among others, the failure to maintain the compensation paid to the executive at certain levels);
•	the Company’s mandatory transfer of the executive to another geographic location, without the executive’s consent, outside of a twenty (20) mile radius from the executive’s current location; or

•	failure by the Company to obtain an assumption of the obligations of the Company to perform the agreement by any successor.

Termination of employment by the executive will not be deemed to be for “Good Reason” unless the executive provides written notice to the Company of the Good Reason conduct or event within 90 days of its occurrence and the Company has a 30-day opportunity after such notice to cure such conduct or event.

“Change in Control Event” is generally defined as any of the events described under “company transaction”  or under “change in control” under the Equity Plans section below.

Equity Plans.  Options granted pursuant to the Company’s 2004 Equity Incentive Plan or the 2013 Equity Incentive Plan to our executive officers on or after December 10, 2009, continue to vest in accordance with the normal vesting schedule in the event of termination due to retirement. For restricted stock units granted pursuant to the Company’s 2004 Equity Incentive Plan or the 2013 Equity Incentive Plan prior to the end of fiscal 2016, the Compensation Committee has in its sole discretion the ability to provide that all unvested units become vested upon retirement.  In addition, upon death or disability of our executive officers, all unvested stock options and restricted stock units will automatically fully vest.  Upon the retirement, death or disability of an executive officer, each executive officer is entitled to awards issued in the normal course under the PSP for the full performance period based on actual achievement of the PSP goals so long as the executive officer completes at least one full year of continuous, active employment during the performance period.  If that service period is not met, the executive officer will not be entitled to any award under the PSP upon his or her retirement, death or disability.

In addition, pursuant to the Company’s 2004 Equity Incentive Plan or the 2013 Equity Incentive Plan, together with the terms of the termination protection agreements, all options and restricted stock units held by the NEOs do not vest upon certain company transactions if the successor converts, assumes or replaces such awards unless an employee is terminated without cause or resigns with good reason within 24 months following such transaction.  If the outstanding options and restricted stock units held by NEOs are not converted, assumed or replaced by the successor in such transaction, the outstanding awards become fully and immediately vested and exercisable, as applicable. All options and restricted stock units held by the NEOs that were granted prior to September 2015 become fully and immediately vested and exercisable immediately prior to certain acquisitions of the Company’s outstanding securities and changes in the composition of the Board.  Stock options and restricted stock units granted to NEOs after September 2015 will not vest automatically upon such events.  Performance-based awards under the PSP program earned and outstanding as of the date of a company transaction and for which the payout level has been determined are payable in full in accordance with the original payout schedule.  Awards under the PSP program for which the payout level has not been determined will be prorated at the target payout level up to and including the date of such transaction.

The restricted stock units granted to each of Messrs. George and Yost on September 11, 2013, vested 50% on December 15, 2014, and 25% on each of December 15, 2015, and December 15, 2016.  In the event of the termination of service of Messrs. George and Yost by the Company without Cause (as defined above) or by the executive officer with “good reason,” the unvested restricted stock units due to vest on December 15, 2016, would have vested immediately as of the date of termination of service.

For purposes of the 2004 Equity Incentive Plan and awards granted under the 2013 Equity Incentive Plan prior to September 2015, the following definitions generally apply:

A company transaction is generally defined as the consummation of any of the following:

•	a merger or consolidation of the Company with or into any other company or other entity;
•	a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of the Company’s outstanding voting securities; or
•	a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of at least 50% of the Company’s assets,

and excludes a transaction pursuant to which:

•

the beneficial ownership of the Company or the resulting company remains the same with respect to at least 70% of the voting power of the outstanding voting securities in substantially the same proportions as immediately prior to such transaction;

•

no entity (other than the Company or an affiliate) will beneficially own 30% or more of the outstanding shares of Common Stock of the resulting company or the voting power of the outstanding voting securities; and

•	the Company’s incumbent board will, after the transaction, constitute at least a majority of the board of the company resulting from such transaction.

A change in control is generally defined as the occurrence of any of the following events:

•

an acquisition of beneficial ownership of 30% or more of either (a) the then outstanding shares of Common Stock of the Company or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company, or an acquisition pursuant to certain related party transactions); or

•

a change in the composition of the Board during any two-year period such that the incumbent board members cease to constitute at least a majority (not including directors whose election was approved by at least two-thirds of the incumbent board).

In September 2015, we amended the 2013 Equity Incentive Plan to delete the definition of change of control, as described above, and to change the term “company transaction” to “change in control” such that as amended, change in control has the meaning of company transaction as set forth above.

Annual Incentive Compensation Plan.  Under the terms of the 2016 Annual Incentive Compensation Plan, participants must remain employed by the Company through the entire fiscal year and through the payment date (generally within 60 days following fiscal year-end) to be entitled to receive payment, unless termination is due to retirement, disability or death, in which case the participant will be entitled to a pro-rata amount based on the participant’s period of active employment.  Payments made under the 2016 Annual Incentive Compensation Plan are subject to the Company’s compensation recovery, or “clawback,” policy.

Cash-Based Long-Term Incentive Plan.  Under the terms of the cash LTIP, participants must be actively employed by the Company through the entire performance period and through the payment date (generally in January of the calendar year immediately following the conclusion of the performance period) to be entitled to receive payment, unless termination is due to retirement, disability or death, in which case the participant will be entitled to the actual award for the full performance period in the normal course so long as the participant completed at least one year of continuous employment during the performance period.  Payments made under the LTIP are subject to the Company’s compensation recovery, or “clawback,” policy.

Pension Plans.  Under the terms of the Pension Plan and SERPs (Pre 2005 and 2005+), a participant must earn five years of service to receive a termination benefit.  Disability benefits are available to any active participant who becomes totally and permanently disabled and remains so until normal retirement age.  The disability benefit is calculated assuming the rate of pay at disability continues in effect until normal retirement age, and includes service from the date of disability until normal retirement age.  Normal retirement age is 65, with 5 years of service, and early retirement can occur once a participant’s age plus years of service equal at least 65 years.

Potential Payments Upon Termination of Employment or Change in Control

The estimated potential incremental payments and benefits for the NEOs under each termination scenario are outlined in the following table.  The table does not include amounts payable under the DC SERP and benefits generally available to all employees on a non-discriminatory basis or earned benefits, which are payments and benefits that the NEOs would have already earned during their employment with us whether or not a termination or change in control event had occurred.  Actual amounts payable can only be determined at the time of termination or change in control.

			Termination Scenario (1)
Name	Benefit		Voluntary ($)	Retirement, Death or Disability ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control Termination ($)

Curtis C. Reusser	Severance Payment	(2)	$-	$-	$-	$5,599,478
	Incentive Plan Awards	(3)	-	1,520,483	-	526,014
	Accelerated Equity	(4)	-	2,766,589	-	2,766,589
	Continued Equity Vesting	(5)	-	-	-	-
	Benefit Continuation	(6)	-	-	-	37,063
	Excess Retirement Benefit	(7)	-	1,772,738	-	-
	Reduction of CIC Benefits	(8)	-	-	-	(1,229,651)

Robert D. George	Severance Payment	(2)	$-	$-	$-	$2,802,654
	Incentive Plan Awards	(3)	-	613,557	-	215,595
	Accelerated Equity	(4)	-	946,393	225,839	946,393
	Continued Equity Vesting	(5)	-	38,475	-	-
	Benefit Continuation	(6)	-	-	-	37,783
	Excess Retirement Benefit	(7)	-	350,964	-	-

Marcia J. Mason	Severance Payment	(2)	$-	$-	$-	$2,101,688
	Incentive Plan Awards	(3)	-	415,657	-	143,851
	Accelerated Equity	(4)	-	329,938	-	329,938
	Continued Equity Vesting	(5)	-	25,778	-	-
	Benefit Continuation	(6)	-	-	-	15,748
	Reduction of CIC Benefits	(8)	-	-	-	(130,431)

Roger A. Ross	Severance Payment	(2)	$-	$-	$-	$2,026,000
	Incentive Plan Awards	(3)	-	282,866	-	63,251
	Accelerated Equity	(4)	-	334,576	-	334,576
	Continued Equity Vesting	(5)	-	-	-	-
	Benefit Continuation	(6)	-	-	-	37,037
	Excess Retirement Benefit	(7)	-	739,144	-	-

Albert S. Yost	Severance Payment	(2)	$-	$-	$-	$2,337,284
	Incentive Plan Awards	(3)	-	456,641	-	156,327
	Accelerated Equity	(4)	-	664,514	95,050	664,514
	Continued Equity Vesting	(5)	-	25,778	-	-
	Benefit Continuation	(6)	-	-	-	37,156
	Excess Retirement Benefit	(7)	-	577,223	-	-
	Reduction of CIC Benefits	(8)	-	-	-	(364,659)

____________________

(1)

All scenarios assume termination and/or change in control occurred on September 30, 2016, the last day of fiscal 2016.  The closing price of the Company’s Common Stock on that date was $76.04 per share.

(2)

Pro rata payment of Minimum Total Cash Compensation plus 3x Minimum Total Compensation (based on amended Sections 4.1(a) and (c) of Termination Protection Agreement).  Effective fiscal year 2016, Minimum Total Compensation includes one times the executive’s annual rate of salary on the date immediately prior to the date of the change in control event (the “effective date”), plus one times the executive’s target annual incentive compensation on the effective date, plus the actual gross cash compensation paid to the executive under the Company’s long-term incentive plan during the twenty-four month period ending on the effective date, divided by two.  For Mr. Ross, he will receive cash severance of a lump sum payment equal to 3x the sum of Mr. Ross’s annual rate of salary on the effective date plus his target annual incentive compensation on the effective date.

(3)

The amounts under the Retirement, Death or Disability column represent (1) actual amounts earned under the 2016 Annual Incentive Compensation Plan and the 2014-2016 performance cycle under the cash-based LTIP that participants would only be entitled to if termination was due to retirement, death or disability, plus (2) target amounts under the 2015-2017 and 2016-2018 performance cycles under the PSP that participants would only be entitled to if termination was due to retirement, death or disability.  The terms of the PSP provide that participants are entitled to the actual award for the full performance period in the event of retirement, death or disability after at least one year of continuous employment during a performance cycle, but the amounts in the table reflect the target amounts for the 2015-2017 and 2016-2018 performance cycles because actual awards under these cycles cannot be determined at this time.

(4)

The amounts under the Change in Control Termination column represent (1) the difference between the closing price of the Company’s Common Stock on September 30, 2016, and the exercise price of the accelerated options, (2) the value of the accelerated restricted stock units based on the closing price of the Company’s Common Stock on September 30, 2016, and (3) the value of the 2015-2017 and 2016-2018 performance cycles under the PSP program prorated at target up to September 30, 2016, based on the closing price of the Company’s Common Stock on September 30, 2016.  Stock options, restricted stock units and awards under the PSP program, granted prior to September 30, 2016, may accelerate even if the executive’s employment is not terminated.  For purposes of stock options and restricted stock units granted under the 2004 Equity Incentive Plan and the 2013 Equity Incentive Plan, this assumes the stock options and restricted stock units are not assumed or substituted for by the successor company in a company transaction.  The amounts in the Retirement, Death or Disability column (1) represent the value of the accelerated restricted stock units based on the closing price of the Company’s Common Stock on September 30, 2016, (2) assumes that either termination was due to death or disability or that the Compensation Committee exercised its discretion in the case of retirement to provide that all unvested units become vested and (3) assumes one full-year of continuous, active employment during the performance period of the PSP.  The amounts under the Involuntary Termination Without Cause or for Good Reason column represent the value of the accelerated special restricted stock units (granted on September 11, 2013) based on the closing price of the Company’s Common Stock on September 30, 2016.

(5)

Represents the difference between the closing price of the Company’s Common Stock on September 30, 2016, and the exercise price of options that were unvested as of September 30, 2016, but that would have continued to vest after termination of employment due to retirement.

(6)

Represents the cost of continuation of benefits for Messrs. Reusser, George and Yost and Ms. Mason for two years after the transaction, which is the longest period provided for under the termination protection agreements.  These benefits include medical, dental, accident, disability and life insurance. .  For Mr. Ross, the amount represents COBRA payments [for him and his dependents] for two years after the transaction, multiplied by a factor of 1.4.

(7)	Represents the value of additional benefits due to termination of employment as a result of disability in excess of what is shown in the Pension Benefits for Fiscal 2016 table in this proxy statement.
(8)

Represents the reduction estimated to be necessary to avoid excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended, on payments related to a change in control.  Under the terms of the termination protection agreements, payments are only reduced if the reduction would provide the executive a greater net, after-tax benefit than the executive would receive if the payments were not subject to the reduction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company reviews related-party transactions.  Related party transactions are transactions that involve the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s Common Stock, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest, as specified under applicable SEC regulations.  Transactions that are reviewed as related-party transactions by the Company are transactions that involve amounts that would exceed $120,000 and/or are required to be disclosed in the proxy statement under SEC regulations and certain other similar transactions.  Pursuant to the Company’s Code of Business Conduct and Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or to the Board of Directors, in the case of directors.  The Company evaluates these reports along with responses to the Company’s annual director and officer questionnaires for any indication of possible related-party transactions.  If a transaction is deemed by the Company to be a related-party transaction, the information regarding the transaction is forwarded to the Audit Committee for review and approval.  Pursuant to the Audit Committee’s charter, it has been delegated the authority to review and approve all related party transactions.  Since the beginning of fiscal year 2016, other than as detailed below, there have been no transactions in excess of $120,000 between the Company and a related person in which the related person had a direct or indirect material interest.

The FPA Agreement

On October 18, 2016, the Company entered into an Agreement with FPA, which beneficially owns approximately 12.5% of the outstanding Common Stock of the Company.  The following are the material terms of the FPA Agreement:

•

The Company agreed to increase the size of the Board of Directors to ten directors and appointed Mr. Nils E. Larsen as a new independent director of the Company, with a term expiring at the 2017 annual meeting.  The Board also acted to nominate Mr. Larsen for election at the 2017 annual meeting for a further, regular three-year term expiring at the 2020 annual meeting of stockholders.  The Company is recommending, supporting and soliciting proxies for Mr. Larsen in the same manner as the other Company Board nominees identified in this proxy statement for election at the 2017 annual meeting.  If at any time during the Standstill Period FPA fails to satisfy the Minimum Ownership Threshold, Mr. Larsen will submit to the Company his resignation from the Board and its committees.

•

As part of the process to select a candidate to replace Mr. James J. Morris, FPA has the right to submit the FPA Candidates to the Nominating & Corporate Governance Committee to be considered for election as a director.  The Nominating & Corporate Governance Committee shall give due and careful consideration to the FPA Candidates and share with FPA information pertaining to the other final proposed candidates it considers for the nominee to replace Mr. Morris.

•

Since it is currently anticipated that Mr. Morris’s replacement will be selected at some time following the 2017 annual meeting, at the end of the 2017 annual meeting, the Board of Directors will accept Mr. Morris’s resignation and reduce the number of authorized members of the Board of Directors to nine.  At such time that Mr. Morris’s replacement nominee is identified and approved by the Board, the size of the Board will be increased to ten directors, and the replacement nominee will be appointed to fill the vacancy and assigned to the class of directors whose term expires at the 2020 annual meeting.

•

The Company agreed that FPA shall have the right to request that the Board take all necessary actions to allow the shareholders of the Company to vote at the 2018 annual meeting, and in certain circumstances at the 2019 annual meeting, on a binding proposal to amend the Company’s Certificate of Incorporation to eliminate the Company’s classified Board.

•

FPA agreed to appear in person or by proxy at the 2017 annual meeting (and, if an FPA Candidate has been appointed as Mr. Morris’s replacement, the 2018 annual meeting), and will vote all shares beneficially owned by FPA at such meeting or meetings: (i) in favor of the election of the director nominees recommended by the Board, (ii) in favor of the ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending September 29, 2017, or, if applicable, the year ending September 28, 2018, and (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal, unless Institutional Shareholder Services Inc. and Glass Lewis & Co., LLC recommends otherwise with respect to such “say-on-pay” proposal.

•

FPA agreed that it will not acquire beneficial ownership of any Common Stock of the Company in excess of 15% prior to the earlier of (x) the conclusion of the 2018 annual meeting or (y) February 28, 2018, and may acquire 20% of the then outstanding shares of Common Stock thereafter.  In addition, in the event that FPA’s beneficial ownership of Common Stock exceeds 15%, FPA will not engage in any sale of the Company’s Common Stock if the purchaser of such Common Stock would beneficially own 5% or more of the Company’s Common Stock, with certain limited exceptions.

•

The Company agreed to reimburse FPA for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the matters related to the negotiation and execution of the Agreement in an amount not to exceed $125,000.

•

FPA agreed to customary standstill restrictions during the Standstill Period, which is the period from October 18, 2016, until the earlier of (i) the date that is fifteen (15) business days prior to the deadline for the submission of stockholder nominations for the 2020 annual meeting pursuant to the Bylaws and (ii) the date that is 100 days prior to the first anniversary of the 2019 annual meeting.

For additional details regarding the terms of the FPA Agreement, including a copy of the FPA Agreement, please see Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2016.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors consists of four non-employee directors, each of whom the Board has determined (i) meets the independence criteria specified by the SEC and the requirements of Section 303A.02 and other applicable sections of the NYSE listing standards and (ii) is financially literate in accordance with the requirements of Section 303A.07 of the NYSE listing standards.  The Audit Committee annually reviews and reassesses its written charter, a copy of which is available on the Company’s website at www.esterline.com under the Corporate Governance tab.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls for financial reporting.  The Audit Committee is responsible for overseeing the Company’s financial reporting processes on behalf of the Board of Directors.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements relating to the fiscal year ended September 30, 2016, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  The Audit Committee selects and retains the Company’s independent registered public accounting firm, which was Ernst & Young LLP for fiscal 2016.

The Audit Committee discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters relating to the audit required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1300.  In addition, the Audit Committee has discussed with the independent registered public accounting firm the accounting firm’s independence from management and the Company and received the written disclosures from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board requiring the independent accountant’s communications with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2016, for filing with the Securities and Exchange Commission.

Respectfully submitted,

SCOTT E. KUECHLE, CHAIRMAN

PAUL V. HAACK

MARY L. HOWELL

JAMES J. MORRIS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The aggregate fees billed by Ernst & Young LLP, the Company’s independent registered public accounting firm, in fiscal 2016 and 2015 were as follows:

	Fees
	2016	2015

Audit fees (1)	$4,136,825	$4,001,395
Audit-related fees (2)	52,078	37,500
Tax fees (3)	412,045	421,058
All other fees (4)	-	10,750

____________________

(1)

Includes professional services for the audit of the Company’s annual financial statements and internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, included in the Company’s Annual Reports on Form 10-K, and for reviews of the financial statements included in the Company’s Form 10-Q filings.  Included are services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements and services that generally only the independent registered public accounting firm can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

(2)

Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including, if applicable, fees related to assistance in financial due diligence related to mergers and acquisitions and consultation regarding generally accepted accounting principles.  These services include employee benefit plan (pension and 401(k)) audits and other assurance services not directly related to the audit of the Company’s consolidated financial statements.

(3)

Includes fees associated with tax compliance, tax advice, and domestic and international tax planning.  This category includes fees relating to tax planning on mergers and acquisitions, restructurings and other services related to tax disclosure and filing requirements.

(4)	Consists of fees for all other services not included in the three categories set forth above.

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent registered public accounting firm.  The Audit Committee may either pre-approve such services without consideration of specific case-by-case services (“general approval”) or pre-approve specific services (“specific pre-approval”).  Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee.  In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget.  In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee at the following meeting.  When pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.  The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient services, for reasons such as familiarity with the Company’s business, people, culture, accounting systems, and risk profile and whether the services enhance the Company’s ability to manage or control risks and improve audit quality.

The Audit Committee has designated the Corporate Controller to monitor the services provided by the independent registered public accounting firm, to determine whether such services are in compliance with the pre-approval policy and to report the results of such monitoring to the Audit Committee on a periodic basis.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information as of September 30, 2016, about the shares of Common Stock that may be issued upon the exercise of options, warrants and rights under the 2002 Employee Stock Purchase Plan, the 2004 Equity Incentive Plan and the 2013 Equity Incentive Plan, the only equity compensation plans of the Company in effect during the Company’s last fiscal year.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (3) (4)

Equity compensation plans approved by security holders	1,730,039	$68.3093	1,266,645
Equity compensation plans not approved by security holders	-	-	-

	1,730,039	$68.3093	1,266,645

____________________

(1)

Includes 142,030 shares subject to outstanding options under the U.K. ShareSave Scheme, which is a subplan to the 2002 Employee Stock Purchase Plan.  Also includes shares subject to the 2015-2017 and 2016-2018 performance cycles under the PSP program at target levels.

(2)	Excludes restricted stock units and awards under the PSP program, which have no exercise price.
(3)

Of these shares, 801,558 shares are available for issuance under the 2013 Equity Incentive Plan and 465,087 shares are available for purchase under the 2002 Employee Stock Purchase Plan as of the end of the Company’s last completed fiscal year.

(4)

Each of the Company’s non-employee directors receives an automatic grant of shares of Common Stock not subject to any restriction under the 2013 Equity Incentive Plan within 45 days after each annual shareholders meeting with an aggregate market value of $110,000 based on the closing price of the Common Stock on that date.

PROPOSAL TWO:

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

The Board, the Compensation Committee of the Board, and Company management all believe that the effective use of stock-based long-term incentive compensation has been integral to the Company’s success in the past and is vital to its ability to achieve continued strong performance in the future.  The Company’s 2013 Equity Incentive Plan was originally approved by shareholders on March 6, 2013, and was amended and restated by the Board on September 17, 2015, to eliminate “single-trigger” acceleration in certain change in control events for awards granted beginning in September 2015.

The Board is seeking shareholder approval of the amendment and restatement of the Company’s 2013 Equity Incentive Plan, as approved by the Board on December 16, 2016, subject to shareholder approval (the “Amended and Restated 2013 Plan”), which includes amendments to:

•	increase the number of shares authorized for issuance by 1,800,000;
•	add a limit on the aggregate value of all awards that may be granted during any calendar year to any member of the Board who is not an employee of the Company;
•

add a minimum vesting requirement, such that all awards will vest no earlier than one year after the date of grant (except if accelerated pursuant to a change in control or a termination of service), except that that awards for up to an aggregate maximum of 5% of the aggregate number of shares authorized for issuance may be granted without regard to such minimum vesting requirement;

•

limit the Compensation Committee’s discretion to permit the transfer of an award, such that the Compensation Committee may not permit a participant to assign or transfer an award to a third party financial institution in exchange for a cash payment or other consideration without stockholder approval; and

•	certain other administrative revisions.

Under Section 162(m) of the IRC, we are generally prohibited from deducting compensation paid to “covered employees” in excess of $1 million per person in any year. “Covered employees” are defined as the principal executive officer and the three other most highly compensated NEOs (excluding the principal financial officer).  Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.  In general, one of the requirements that must be satisfied to qualify as “performance-based” compensation under Section 162(m) of the IRC is that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by our shareholders every five years.  Accordingly, shareholders are being asked to approve this Proposal, which is intended to constitute re-approval of the material terms of the performance goals under the Amended and Restated 2013 Plan, to ensure that the Company continues to have the flexibility to grant awards under the Amended and Restated 2013 Plan that are intended to qualify as “performance-based” compensation under Section 162(m) of the IRC.

Key Features of the Amended and Restated 2013 Plan

The Amended and Restated 2013 Plan includes several features that are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

•

No automatic share replenishment or “evergreen” provision.  There is no evergreen feature pursuant to which the shares authorized for issuance under the Amended and Restated 2013 Plan can be automatically replenished.

•

No discounted options or SARs.  Stock options and SARs may not be granted with an exercise or grant price lower than the fair market value of the underlying shares on the date of grant, except in the case of awards granted in substitution or exchange for awards previously granted by an acquired entity.

•	No repricing of options or SARs without shareholder approval. The Amended and Restated 2013 Plan prohibits the repricing of options or SARs without prior shareholder approval.
•

No liberal share counting or “recycling” of shares.  The following shares will not become available for issuance under the Amended and Restated 2013 Plan: (1) shares tendered to the Company to satisfy the exercise price of options, (2) shares reserved for issuance upon grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs, and (3) shares withheld by or tendered to the Company to satisfy tax withholding obligations for an award.

•	No liberal change-in-control definition. Change in control benefits are triggered only by the occurrence, rather than shareholder approval, of a merger or other change in control event.

•

Double-trigger vesting where awards are assumed or substituted in a company transaction.  In the event of a change in control in which awards (other than performance shares and performance units) are assumed or substituted by a successor company, such awards will not automatically vest or pay out solely as a result of the transaction.

Information Regarding Additional Shares Requested

The Amended and Restated 2013 Plan authorizes the issuance of 3,300,000 shares of Common Stock, which includes an increase of 1,800,000 shares from the 1,500,000 shares initially authorized for issuance.  In addition, up to an aggregate maximum of 2,640,025 shares authorized for issuance under the Company’s Amended and Restated 2004 Equity Incentive Plan (as amended) (the “Prior Plan”) may become available for issuance under the Amended and Restated 2013 Plan to the extent such shares, as of March 6, 2013, (a) had not been issued under the Prior Plans and were not subject to outstanding awards under the Prior Plans or (b) were subject to outstanding awards under the Prior Plans but subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards in shares).

We believe that the number of shares that will be available under the Amended and Restated 2013 Plan will be sufficient to cover the Company’s expected future grants of awards for the next three years, taking into account, among other considerations, the Company’s past grant practices and anticipated future grant practices, including those resulting from the introduction of restricted stock units as part of the Company’s long-term incentive compensation program for executives and other eligible Company employees.

In setting the proposed increase in the number of shares authorized for issuance under the Amended and Restated 2013 Plan, the Compensation Committee and the Board considered a number of factors, including the factors discussed further below.

Shares Available and Subject to Outstanding Awards

The “Equity Compensation Plan Information” table in this proxy statement provides information about shares that may be issued under our equity compensation plans as of September 30, 2016.  The following bullets set forth information regarding shares available and outstanding under all of the company’s equity plans (excluding the 2002 Employee Stock Purchase Plan), as of November 25, 2016:

•	423,837 shares remained available for grant. The Board believes the additional shares will be needed under the Amended and Restated 2013 Plan to provide appropriate incentives to key employees.
•	1,450,651 stock options (vested and unvested) were outstanding with a weighted-average exercise price of $76.56 per share and a weighted-average remaining term of 6.51 years.
•	118,595 shares underlying restricted stock unit awards were outstanding.
•	131,375 shares underlying performance share awards (at target) were outstanding.

As of November 25, 2016, we had 29,617,263 shares of Common Stock issued and outstanding and the weighted average common stock (basic) outstanding was 29,483,515 shares.  The closing price of our Common Stock as reported on the New York Stock Exchange on November 25, 2016, was $87.50 per share.

Historical Equity Award Granting Practices

In fiscal 2014, 2015 and 2016, the Company granted equity awards as follows:

	2014	2015	2016

Stock options granted	207,200	203,200	221,200
Restricted stock units granted	77,975	28,150	37,000
Performance shares granted at target	-	36,800	56,275
Performance shares earned	-	-	-
Weighted-average basic common shares outstanding at fiscal year end	31,839,915	30,729,172	29,490,290
Annual burn rate *	0.90%	0.75%	0.88%
Three-year average burn rate			0.84%

* Annual burn rate is equal to (i) the number of stock options and time-based restricted stock units granted, plus (ii) the number of performance shares earned, divided by (iii) the weighted average basic common shares outstanding at fiscal-year end for the year indicated.  Our future burn rate will depend on a number of factors, including the number of participants, the price per share of the Common Stock, any changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.

Expected Value Transfer and Potential Dilution

As of November 25, 2016, our dilution, or equity overhang (the number of shares subject to outstanding equity awards plus the number of shares available to be granted (“Total Award Shares”)), divided by total outstanding Common Stock was 6.85%, or 6.41% on a fully diluted basis (Total Award Shares divided by total outstanding Common Stock plus Total Award Shares).  If the proposed 1,800,000 share increase is approved, the potential dilution will be 12.93%, or 11.45% on a fully diluted basis.

Description of the Amended and Restated 2013 Plan

The following description of the Amended and Restated 2013 Plan is a summary, does not purport to be a complete description of the Amended and Restated 2013 Plan and is qualified in its entirety by the full text of the Amended and Restated 2013 Plan.  A copy of the Amended and Restated 2013 Plan is attached to this proxy statement as Annex A and is incorporated herein by reference.

Purpose

The purpose of the Amended and Restated 2013 Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its related companies by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

Administration

The Amended and Restated 2013 Plan will be administered by the Board or the Compensation Committee of the Board, which must be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the IRC.  The Board may delegate concurrent administration of the Amended and Restated 2013 Plan to different committees consisting of one or more members of the Board in accordance with the Amended and Restated 2013 Plan’s terms.  In addition, the Board or the Compensation Committee may delegate granting authority to one or more officers of the Company in accordance with the Amended and Restated 2013 Plan’s terms.  References to the “Committee” in this plan description are, as applicable, to the Board or the Compensation Committee, or other committee or officers authorized to administer the Amended and Restated 2013 Plan.

The Committee is authorized to select the individuals to be granted awards, the types of awards to be granted, the number of shares to be subject to awards, and the other terms, conditions and provisions of such awards, as well as to interpret and administer the Amended and Restated 2013 Plan and any award or agreement entered into under the Amended and Restated 2013 Plan.

Eligibility

Awards may be granted under the Amended and Restated 2013 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its related companies selected by the Committee.  As of September 30, 2016, 13,572 employees (including 6 executive officers), 9 non-employee directors and approximately 1,200 consultants/advisors and independent contractors were eligible to receive grants under the Amended and Restated 2013 Plan.  Under the Company’s equity award granting practices, approximately 1,400 senior operations managers, other senior corporate managers (including executive officers) and high-performing key employees were eligible to receive grants under the Amended and Restated 2013 Plan as of September 30, 2016.

Number of Shares

The number of shares of Common Stock authorized for issuance under the Amended and Restated 2013 Plan is 3,300,000 shares, plus, any shares not issued or subject to outstanding awards under the Prior Plans as of March 6, 2013, and any shares then subject to outstanding awards under the Prior Plans that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards in shares) will automatically become available for issuance under the Amended and Restated 2013 Plan, up to an aggregate maximum of 2,640,025 shares.  The shares of Common Stock issuable under the Amended and Restated 2013 Plan will consist of authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

If any award lapses, expires, terminates or is canceled prior to the issuance of shares or if shares are issued under the Amended and Restated 2013 Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares will again be available for issuance under the Amended and Restated 2013 Plan.  The following shares will not become available for issuance under the Amended and Restated 2013 Plan:

•	shares tendered by a participant as full or partial payment upon exercise of a stock option;

•	shares reserved for issuance upon grant of stock appreciation rights (“SARs”), to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; and
•	shares withheld by, or otherwise tendered to, the Company to satisfy a participant’s tax withholding obligations in connection with an award.

Awards granted in assumption of or in substitution for awards previously granted by an acquired company will not reduce the number of shares authorized for issuance under the Amended and Restated 2013 Plan.

Adjustments

If certain changes in our Common Stock occur by reason of a stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to shareholders other than a normal cash dividend or other change in our corporate or capital structure, the Committee will make proportional adjustments to (a) the maximum number and kind of securities available for issuance under the Amended and Restated 2013 Plan, (b) the maximum number and kind of securities issuable as incentive stock options, (c) the maximum number and kind of securities issuable as “performance-based” compensation under Section 162(m) of the IRC and (d) the number and kind of securities subject to any outstanding awards and/or the per share price of such securities.

The Committee may also make adjustments as described in the paragraph above in the event of any distribution of assets to shareholders other than a normal cash dividend.  In determining adjustments to be made, the Committee may take into account such factors as it deems appropriate and, in light of such factors or circumstances, may make adjustments that are not uniform or proportionate among outstanding awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments.  Any such adjustments to outstanding awards will be effected in a manner that precludes the enlargement of rights and benefits under such awards.

Fungible Share Plan

The aggregate number of shares available for issuance under the Amended and Restated 2013 Plan will be reduced by 1.9 shares for each share delivered in settlement of awards other than stock options or SARs and one share for each share delivered in settlement of stock options or SARs.  Any shares that again become available for issuance under the Amended and Restated 2013 Plan will be added back to the plan as 1.9 shares if such shares were subject to awards other than stock options or SARs and one share if such shares were subject to stock options or SARs.

Limit on Awards to Non-Employee Directors

The aggregate value of all awards (based on grant date fair value computed as of the date of grant in accordance with applicable financial accounting standards) granted during any calendar year to any member of the Board who is not an employee of the Company will not exceed $500,000.

Types of Awards

The Amended and Restated 2013 Plan permits the granting of any or all of the following types of awards:

Stock Options.  Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant.  The Committee may grant either incentive stock options, which must comply with Section 422 of the IRC, or nonqualified stock options.  The Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of our Common Stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions).  Unless the Committee determines otherwise, fair market value means, as of a given date, the closing price of our Common Stock.  At the time of grant, the Committee determines when stock options are exercisable and what the term of the stock options will be, except that the term cannot exceed ten years.

In the event of termination of service with the Company or a related company, a participant will be able to exercise his or her stock option for the period of time and on the terms and conditions determined by the Committee and stated in the stock option agreement.  If the stock option agreement does not provide otherwise, stock options may be exercised in accordance with following:

•	Any portion of a stock option that is not vested and exercisable on the date of termination of service will expire on the date of termination of service.
•	Any portion of a stock option that is vested and exercisable on the date of termination of service will expire on the earlier of:
•	the date that is three months after termination of service, if termination of service is for reasons other than cause, retirement, disability or death;

•	the three-year anniversary of termination of service, if termination of service occurs by reason of retirement, disability or death; or
•	the expiration date of the stock option.

If a participant dies after his or her termination of service but while the stock option is otherwise exercisable, the portion of the stock option that is vested and exercisable on the date of termination of services will generally expire upon the earlier of the stock option expiration date and the one-year anniversary of the date of death.  If a participant is terminated for cause, all stock options will generally automatically expire upon notification to the participant of the termination.

Stock Appreciation Rights.  The Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the Amended and Restated 2013 Plan or as a freestanding award.  Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR.  The grant price of a tandem SAR is equal to the exercise price of the related stock option, and the grant price for a freestanding SAR is determined by the Committee in accordance with the procedures described above for stock options.  Exercise of an SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised.  The term of a freestanding SAR cannot be more than ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

Stock Awards, Restricted Stock and Stock Units.  The Committee may grant awards of shares of Common Stock or awards designated in units of Common Stock.  These awards may be made subject to repurchase or forfeiture restrictions at the Committee’s discretion.  The restrictions may be based on continuous service with the Company or the achievement of specified performance criteria, as determined by the Committee.  Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Committee.

Performance Awards.  The Committee may grant performance awards in the form of performance shares or performance units.  Performance shares are units valued by reference to a designated number of shares of Common Stock.  Performance units are units valued by reference to a designated amount of property other than shares of Common Stock.  Performance shares and performance units may be payable upon the attainment of performance criteria and other terms and conditions as established by the Committee.  Performance awards may be payable in stock, cash or other property, or a combination thereof.

Other Stock or Cash-Based Awards.  The Committee may grant other incentives payable in cash or in shares of Common Stock, subject to the terms of the Amended and Restated 2013 Plan and any other terms and conditions determined by the Committee.

Minimum Vesting Requirement

Notwithstanding any other provision of the Amended and Restated 2013 Plan to the contrary, all awards will vest and become exercisable, and any applicable restrictions or forfeiture provisions will lapse, no earlier than one year after the date of grant (except if accelerated pursuant to a change in control or termination of service), except that awards for up to an aggregate maximum of 5% of the aggregate number of shares authorized for issuance under the Amended and Restated 2013 Plan may be granted without regard to such minimum vesting requirement.

No Repricing

Without shareholder approval, the Committee is not authorized to (a) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the Amended and Restated 2013 Plan, such as stock splits, (b) take any other action that is treated as a repricing under generally accepted accounting principles or (c) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock or other equity award, unless the cancellation and exchange occur in connection with a merger, acquisition, spin-off or similar corporate transaction.

Performance-Based Compensation under Section 162(m)

Performance Goals and Criteria.  Under Section 162(m) of the IRC, we are generally prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year.  However, compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

For awards intended to qualify as “performance-based” compensation under Section 162(m) of the IRC, performance goals may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company as a whole or any affiliate or business unit, as reported or calculated by the Company:  cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; return on sales (including or excluding financial effects of acquisitions or divestitures); debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics.

The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole (or of any affiliate or business unit) under one or more of the performance criteria described above relative to the performance of other corporations.

The evaluation of performance may include or exclude any of the following events that occur during a performance period:  asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, any reorganization and restructuring programs, any unusual, infrequently occurring and/or nonrecurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s periodic reports, acquisitions or divestitures, discontinued operations, foreign exchange gains and losses, and gains and losses on asset sales.

Adjustments.  Awards that are intended to qualify as “performance-based” compensation under Section 162(m) of the IRC may be adjusted downwards but not upwards.  In addition, achievement of the applicable performance goals related to an award may not be waived, except in the case of the participant’s death or disability.  Section 162(m) of the IRC requires that a qualifying committee certify that performance goals were achieved before the payment of the “performance-based” compensation.

Limitations.  Subject to certain adjustments for changes in our corporate or capital structure, participants who are granted awards intended to qualify as “performance-based” compensation may not be granted awards, other than performance units, for more than 200,000 shares of Common Stock in any calendar year.  However, additional onetime grants of such awards may be granted for up to 400,000 shares to newly hired or newly promoted individuals.  The maximum dollar value payable to any participant with respect to performance units or any other awards payable in cash that are intended to qualify as “performance-based” compensation cannot exceed $4,000,000 in any calendar year.

Change in Control

Effect of Change in Control.  Under the Amended and Restated 2013 Plan, unless the Committee determines otherwise in the instrument evidencing an award or in a written employment, services or other agreement between a participant and the Company or a related company, in the event of a change in control:

•

If the change in control is a transaction in which awards, other than performance shares and performance units, could be converted, assumed, substituted for or replaced by the successor company, then, to the extent that the successor company converts, assumes, substitutes for or replaces such awards, the vesting restrictions and forfeiture provisions applicable to such awards will not be accelerated or lapse, and all such vesting restrictions and forfeiture provisions will continue with respect to any shares of the successor company or other consideration that may be received with respect to such awards.  To the extent such outstanding awards are not converted, assumed, substituted for or replaced by the successor company, such awards will become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse, immediately prior to the change in control.  Such awards will then terminate at the effective time of the change in control.

•

All performance shares and performance units earned and outstanding as of the date the change in control occurs and for which the payout level has been determined will be payable in full in accordance with the payout schedule included in the instrument evidencing the award.  Any remaining outstanding performance shares or performance units for which the payout level has not been determined will be prorated at the target payout level up to and including the date of the change in control and will be payable in accordance with the payout schedule included in the instrument evidencing the award.

•	The Committee may in its discretion instead provide that a participant’s outstanding awards will terminate in exchange for a cash payment.

Definition of Change in Control.  Unless the Committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and the Company or a related company, a change in control of the Company generally means consummation of a merger or consolidation of the Company with or into another company, a sale of at least 50% of the Company’s outstanding voting securities, or a sale, lease, exchange or other transfer of at least 50% of the assets of the Company, unless (a) after such transaction the beneficial owners of Common Stock and voting securities immediately prior to the transaction retain at least 70% of such Common Stock and voting securities of the company resulting from such transaction, (b) no person beneficially owns 30% or more of the then outstanding Common Stock or voting securities of the company resulting from such transaction, and (c) at least a majority of the board of directors of the company resulting from such transaction were incumbent directors of the Company prior to such transaction.

If we dissolve or liquidate, unless the Committee determines otherwise, outstanding awards will terminate immediately prior to such dissolution or liquidation.

Term, Termination and Amendment

Unless earlier terminated by the Board or the Compensation Committee, the Amended and Restated 2013 Plan will terminate, and no further awards may be granted, as of March 6, 2023.  The Board or the Compensation Committee may amend, suspend or terminate the Amended and Restated 2013 Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, shareholder approval will be required for any amendment, and only the Board may amend the Plan if shareholder approval of the amendment is required.  The amendment, suspension or termination of the Amended and Restated 2013 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially adversely affect any rights under an outstanding award.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Amended and Restated 2013 Plan generally applicable to the Company and to participants in the Amended and Restated 2013 Plan who are subject to U.S. federal taxes.  The summary is based on the IRC, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect.  The summary is general in nature and does not purport to be legal or tax advice.  Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options.  A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our Common Stock on the date of grant and no additional deferral feature.  Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option.  When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold.  The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options.  A participant generally will not recognize taxable income upon the grant of an incentive stock option.  If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option).  If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option.  If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option).  The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights.  A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our Common Stock on the date of grant and no additional deferral feature.  Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards.  Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.  When a participant sells the shares, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold.  The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares plus the amount of taxable ordinary income recognized by the participant upon receipt of the shares.

Restricted Stock Awards.  A recipient of a restricted stock award generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the participant with respect to the shares.  Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.  However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares at the time of receipt.  Provided the election is properly made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of making the election.  Any dividends paid with respect to shares of restricted stock for which the foregoing election has been made generally will be taxable as dividend income to the participant at the time the dividends are received.  Dividend income generally is subject to tax at long-term capital gain rates.

Restricted Stock Units.  A participant generally will not recognize income at the time a restricted stock unit is granted.  When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares the participant receives.

Performance Awards.  A participant generally will not recognize taxable income upon the grant of a performance award.  Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant generally will recognize compensation taxable as ordinary income equal to the excess of (a) the amount of cash or the fair market value of any other property issued or paid to the participant pursuant to the terms of the award over (b) any amount paid by the participant with respect to the award.

Other Stock or Cash-Based Awards.  The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.

Tax Consequences to the Company.  In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the IRC.

Section 409A of the IRC.  We intend that awards granted under the Amended and Restated 2013 Plan comply with, or otherwise be exempt from, Section 409A of the IRC, but make no representation or warranty to that effect.

Tax Withholding.  We are authorized to deduct or withhold from any award granted or payment due under the Amended and Restated 2013 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes.  We are not required to issue any shares of Common Stock or otherwise settle an award under the Amended and Restated 2013 Plan until all tax withholding obligations are satisfied.

Plan Benefits

Awards made under the Amended and Restated 2013 Plan will be made at the Committee’s discretion, subject to the terms of the Amended and Restated 2013 Plan.  Therefore, the benefits and amounts that will be received or allocated under the Amended and Restated 2013 Plan are not determinable at this time.  However, please refer to the Summary Compensation Table For Fiscal 2016 in this proxy statement which sets forth certain information regarding awards granted to our NEOs during fiscal 2016.  Equity grants to our non-employee directors are described under the Director Compensation section in this proxy statement.

The following table sets forth, as of November 25, 2016, the stock option, restricted stock unit, performance share and stock awards that have been granted under the Amended and Restated 2013 Plan to the individuals indicated below since its original adoption on March 6, 2013:

Name and Position	Number of Shares Underlying Stock Option Awards	Number of Shares Underlying Restricted Stock Unit Awards	Number of Shares Underlying Performance Share Awards*	Number of Stock Awards

Each named executive officer:
Curtis C. Reusser - Chairman, President and CEO	105,700	81,850	27,700	-
Robert D. George - Executive Vice President, CFO and Corporate Development	28,000	20,980	9,900	-
Marcia J. Mason - Executive Vice President & General Counsel	18,700	6,100	6,600	-
Roger A. Ross - Executive Vice President and President, Sensors & Systems	20,400	7,800	5,800	-
Albert S. Yost - Executive Vice President and President, Advanced Materials and Avionics & Controls	20,200	13,200	7,300	-
All current executive officers, as a group	225,300	144,730	61,700	-
All current directors who are not executive officers, as a group	-	-	-	39,965
Each nominee for election as a director:
Michael J. Cave	-	-	-	2,081
Anthony P. Franceschini	-	-	-	5,412
Nils E. Larsen	-	-	-	-
Each associate of any such directors, executive officers or nominees	-	-	-	-
Each person who received 5% of such awards	-	-	-	-
All employees, including all current officers who are not executive officers, as a group	656,700	58,175	73,475	-

*Performance share awards are shown at target.

The Board of Directors unanimously recommends a vote FOR approval of the Amended and Restated 2013 Equity Incentive Plan.

PROPOSAL THREE:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, we are offering our shareholders the opportunity to cast an advisory vote (commonly referred to as the “say on pay” vote) on the Company’s executive compensation program for NEOs.  The Board of Directors has determined to include this proposal in the Company’s proxy materials annually and expects to continue this practice if shareholders approve, on an advisory basis, the recommendation of the Board of Directors in Proposal Four that the frequency of this say on pay vote should be held every year.  Although this advisory vote is nonbinding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future compensation decisions for NEOs.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe our compensation program is based on a pay-for-performance structure, is well-aligned with the long-term interests of our shareholders, and is designed to attract, motivate, and retain executive officers who are critical to our success.  Some of the features of our compensation program that illustrate our philosophy are:

•

A significant portion of an executive’s compensation is at-risk and is subject to the Company’s performance.  In fiscal 2016, the executive compensation package (base salary, short- and long-term incentives at target) included 80% of at-risk compensation for the CEO and an average of 64% of at-risk compensation for the other NEOs.

•

Base salary increases are typically modest and in keeping with market pay data for executives with similar responsibilities and level of experience.  Exceptional increases are limited to promotions or situations where the executive’s job performance is strong and his/her base salary is significantly under the market median.

•	Our stock option awards feature graduated vesting over a four-year period.
•	Our restricted stock unit awards generally feature three-year cliff vesting.
•

Our cash-based long-term incentive plan has three-year performance periods, the final one of which ended in fiscal 2016.  The Company instituted a performance share plan in lieu of the cash-base plan that retained the three-year performance period but is settled in shares beginning with the fiscal 2015-2017 cycle to encourage executives to make decisions that align our long-term goals with shareholder interests.

•

Our annual incentive program features financial metrics of earnings before interest and taxes and return on sales and strategic objectives to focus management attention on balanced growth and achievement in critical areas to help ensure the Company will be well-positioned for future growth.

•

Stock Ownership Guidelines require executive officers to acquire and hold certain amounts of the Company’s Common Stock, which levels increased effective in fiscal 2016, to further strengthen alignment of management’s interests with those of our shareholders.

•	We have established a clawback policy that covers awards under all of our incentive programs and also includes prohibitions on hedging/pledging activities under our Insider Trading Policy.

Shareholders are encouraged to read the full details of our executive compensation program as described in the Compensation Discussion and Analysis section of this proxy statement, the accompanying compensation tables and related narrative disclosure to properly evaluate our approach to compensating our executives.

For the reasons provided above, we recommend that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in the Compensation Discussion and Analysis section of this proxy statement and the accompanying compensation tables and related narrative disclosure in this proxy statement.

The Board of Directors unanimously recommends that you vote FOR this proposal to approve, on an advisory basis, the compensation of the Company's NEOs.

PROPOSAL FOUR:

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, in addition to having the opportunity to cast an advisory vote on executive compensation for named executive officers (as provided in Proposal Three), shareholders also have the opportunity to cast an advisory vote on the frequency of such advisory votes on executive compensation, specifically whether such votes should be held every year, every two years, or every three years.  Although this advisory vote on frequency is nonbinding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency with which they will ask for shareholders’ advisory votes on executive compensation.

Accordingly, we are requesting that you indicate on the proxy card your preference by voting on whether the advisory vote on executive compensation should be held every year, every two years, every three years, or you may abstain from the vote.

The Board of Directors believes that continuing to hold an advisory vote on executive compensation every year is the best approach for our Company to ensure shareholders have a regular opportunity to convey their opinions to the Compensation Committee and the Board of Directors.

Please note that the proxy card will provide shareholders with the opportunity to indicate their preference by voting among all four options (holding the vote every year, every two years, every three years, or abstaining from the vote) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

The Board of Directors unanimously recommends a vote in favor of holding the advisory vote on executive compensation every 1 YEAR.

PROPOSAL FIVE:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Ernst & Young LLP was the independent registered public accounting firm that audited the Company’s consolidated financial statements for the fiscal year ended September 30, 2016.  The Audit Committee of the Board of Directors of the Company requests that shareholders ratify its selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm to audit its consolidated financial statements for the fiscal year ending September 29, 2017, at its annual meeting.  Ernst & Young LLP has served as our independent auditor since fiscal 2000.

The Company is not obligated by law, its Restated Certificate of Incorporation or Amended and Restated Bylaws to seek ratification of the directors’ selection of its independent registered public accounting firm, but is doing so as a matter of corporate practice.  If the selection of its independent registered public accounting firm is not ratified by shareholders, the Company may continue to use Ernst & Young LLP as its independent registered public accounting firm or, even if shareholders vote in favor of the selection, may select a new firm if, in the opinion of the Audit Committee, such a change would be in the best interests of the Company and its shareholders.

The Company expects that representatives of Ernst & Young LLP will be present at the 2017 annual meeting, will be given the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires the Company’s directors, executive officers and 10% or greater shareholders to file electronically reports of their ownership of Common Stock and of changes in such ownership to the SEC.  SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who did not file a Section 16 report on a timely basis.  Based solely upon a review of such reports furnished to the Company and written representations from the executive officers and directors that no other reports were required, the Company believes that all such reports were filed on a timely basis during fiscal 2016, other than with respect to reports on Form 4 to report vesting of restricted stock units (“RSUs”) in December 2015 for Mr. George (2,800 vested RSUs), Ms. Mason 1,900 vested RSUs), Mr. Yost (1,900 vested RSUs) and Mr. Gary Posner, the Company’s Chief Accounting Officer (600 vested RSUs), and a report on Form 4 with respect to 5,800 stock options and 2,300 RSUs granted to Mr. Yost in November 2016.  These reports were filed late due to administrative error.  Reports on Form 4 to report the vested RSUs for Messrs. George, Yost and Posner and Ms. Mason were filed on December 17, 2015, and a Form 4 reporting the stock option and RSU grants to Mr. Yost was filed on November 14, 2016.

OTHER MATTERS

As of the date of this proxy statement, the only matters which management intends to present at the meeting are those set forth in the notice of meeting and in this proxy statement.  Management knows of no other matters that may come before the meeting.  However, if any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting as proxies.

FORM 10-K AND OTHER CORPORATE GOVERNANCE INFORMATION

The 2016 Annual Report of the Company was provided or otherwise made available to shareholders with this proxy statement.  The Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, including the consolidated financial statements and the financial statement schedules, to any shareholder who makes a request.  Contact Esterline Technologies Corporation, Attn: Corporate Communications, 500 108th Avenue NE, Suite 1500, Bellevue, WA  98004 or call (425) 453-9400.  This proxy statement, the 2016 Annual Report and the Annual Report on Form 10-K for the fiscal year ended September 30, 2016, are also available on the Company’s website, www.esterline.com, under the Investor Relations tab.  In addition, shareholders may find information relating to the Company’s corporate governance posted on the Company’s website, www.esterline.com, under the Corporate Governance tab.  Documents located in this section include the charters for the Audit, Compensation, and Nominating & Corporate Governance Committees, the Corporate Governance Guidelines and the Code of Business Conduct and Ethics.

SHAREHOLDER PROPOSALS FOR 2018

In accordance with the Company’s Amended and Restated Bylaws, proposals of shareholders of the Company that are intended to be included in the Company’s proxy statement and presented by such shareholders at the Company’s 2018 annual meeting must be received at the Company’s principal executive office not fewer than 120 days nor more than 150 days prior to the date of the 2018 annual meeting, and must include the information specified in the Company’s Amended and Restated Bylaws.  It is anticipated that the 2018 annual meeting will be held on February 8, 2018, in which case, proposals must be received no earlier than September 11, 2017, and no later than October 11, 2017.  Any shareholder proposals submitted after October 11, 2017, will be considered untimely and/or not properly brought before the 2018 annual meeting.  A copy of the pertinent Bylaw provisions is available on request to the following address: Corporate Secretary, Esterline Technologies Corporation, 500 108th Avenue NE, Suite 1500, Bellevue, Washington 98004.

Pursuant to Rule 14a-8 of the Exchange Act, in order for a shareholder’s proposal to be eligible for inclusion in the Company’s proxy statement for the 2018 annual meeting, among other things, the proposal must be received by August 31, 2017, the shareholder must own at least one percent of the outstanding shares of Common Stock or shares of Common Stock with a market value of $2,000 for at least one year prior to submitting the proposal, and the shareholder must continue to own such stock through the date of the 2018 annual meeting.

By order of the Board of Directors

/s/ Amy L. Watson
AMY L. WATSON
Associate General Counsel and Corporate Secretary

December 29, 2016

ANNEX A

ESTERLINE TECHNOLOGIES CORPORATION

2013 EQUITY INCENTIVE PLAN,
(As amended and restated effective December 16, 2016)

SECTION 1.  PURPOSE

The purpose of the Esterline Technologies Corporation 2013 Equity Incentive Plan, as amended and restated, is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company's stockholders.

SECTION 2.  DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3.  ADMINISTRATION

3.1Administration of the Plan

(a)The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a "non‑employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission and an "outside director" within the meaning of Section 162(m) of the Code, or any successor provision thereto.

(b)Notwithstanding the foregoing, the Board may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of one or more independent members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan.  Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time.  To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act.  All references in the Plan to the "Committee" shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom authority has been delegated to administer the Plan.

3.2Administration and Interpretation by Committee

(a)Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (ix) delegate ministerial duties to such of the Company's employees as it so determines; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)In no event, however, shall the Committee have the right, without stockholder approval, to (i) lower the price of an Option or SAR after it is granted, except in connection with adjustments provided in Section 15.1; (ii) take any other action that is treated as a repricing under generally accepted accounting principles; or (iii) cancel an Option or SAR at a time when its strike price exceeds the fair market value of the underlying stock, in exchange for cash, another option, stock appreciation right, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

(c)The effect on the vesting of an Award of a Company-approved leave of absence or a Participant's reduction in hours of employment or service shall be determined by the Company's chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(d)Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person.  A majority of the members of the Committee may determine its actions.

SECTION 4.  SHARES SUBJECT TO THE PLAN

4.1Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the number of shares of Common Stock available for issuance under the Plan shall be:

(a)3,300,000 shares; plus

(b)any authorized shares (i) not issued or subject to outstanding awards under the Company's Amended and Restated 1997 Stock Option Plan or 2004 Equity Incentive Plan (as amended) (the "Prior Plans") on the Effective Date and (ii) any shares subject to outstanding awards under the Prior Plans on the Effective Date that cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares), up to an aggregate maximum of 2,640,025 shares, subject to adjustment from time to time as provided in Section 15.1, which shares shall cease, as of such date, to be available for grant and issuance under the Prior Plans, but shall be available for issuance under the Plan.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2Share Usage

(a)If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to the Company, the shares subject to such Awards and the forfeited shares shall again be available for issuance under the Plan.  The following shares shall not become available for issuance under the Plan:  (i) shares of Common Stock tendered by a Participant as full or partial payment to the Company upon exercise of an Option, (ii) shares of Common Stock reserved for issuance upon grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs, and (iii) shares of Common Stock withheld by, or otherwise tendered to, the Company to satisfy a Participant's tax withholding obligations in connection with an Award.

(b)The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Substitute Awards under the Plan.  Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan.  In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination.  In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b‑3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d)Notwithstanding the other provisions in this Section 4.2 to the contrary, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

4.3Fungible Share Plan

The aggregate number of shares of Common Stock available for issuance under the Plan shall be reduced by 1.9 shares for each share delivered in settlement of Awards other than Options or SARs and one share for each share delivered in settlement of Options or SARs.  Any shares of Common Stock that again become available for issuance under the Plan pursuant to Section 4.2(a) shall be added back to the Plan as 1.9 shares if such shares were subject to Awards other than Options or SARs and one share if such shares were subject to Options or SARs.

4.4Limit on Awards to Non-Employee Directors

Notwithstanding any other provision of the Plan to the contrary, the aggregate value of all Awards (based on grant date fair value computed as of the Grant Date in accordance with applicable financial accounting standards) granted during any calendar year to any member of the Board who is not an employee of the Company, shall not exceed $500,000.

SECTION 5.  ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects.  An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company's securities in a capital‑raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

SECTION 6.  AWARDS

6.1Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan.  Such Awards may be granted either alone or in addition to or in tandem with any other type of Award.  Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion; provided, however, that with respect to Awards that are subject to achievement of performance goals, any such credited dividends may only be paid with respect to the portion of such Awards that is actually earned.  The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate.  The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.  Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A.  Also notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (i) be paid at the same time they are paid to other stockholders and (ii) comply with or qualify for an exemption under Section 409A.

6.4Minimum Vesting Requirement

Notwithstanding any other provision of the Plan to the contrary, all Awards shall vest and become exercisable, and any applicable restrictions or forfeiture provisions shall lapse, no earlier than one year after the Grant Date (except if accelerated pursuant to a Change of Control or a Termination of Service); provided, however, that Awards for up to an aggregate maximum of 5% of the aggregate number of shares specified in Section 4.1 may be granted without regard to such minimum one-year vesting requirement.

SECTION 7.  OPTIONS

7.1Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2 Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date (and shall not be less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards.

7.3Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.  For Incentive Stock Options, the maximum term shall comply with Section 422 of the Code, as specified in Section 8.4.

7.4Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5.  An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased.  Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a)cash;

(b)check or wire transfer;

(c)having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d)tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e)so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of  proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f)such other consideration as the Committee may permit.

7.6Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.  If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time:

(a)Any portion of an Option that is not vested and exercisable on the date of a Participant's Termination of Service shall expire on such date.

(b)Any portion of an Option that is vested and exercisable on the date of a Participant's Termination of Service shall expire on the earliest to occur of:

(i)if the Participant's Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;

(ii)if the Participant's Termination of Service occurs by reason of Retirement, Disability or death, the three‑year anniversary of such Termination of Service; and

(iii)the Option Expiration Date.

Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one‑year anniversary of the date of death, unless the Committee determines otherwise.

Also notwithstanding the foregoing, in case a Participant's Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise.  If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option shall likewise be suspended during the period of investigation.  If any facts that would constitute termination for Cause are discovered after a Participant's Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

SECTION 8.  INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provision of the Plan to the contrary, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder.

SECTION 9.  STOCK APPRECIATION RIGHTS

9.1Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion.  An SAR may be granted in tandem with an Option or alone ("freestanding").  The grant price of a tandem SAR shall be equal to the exercise price of the related Option.  The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2.  An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying:  (a) the excess of the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised.  At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.3Waiver of Restrictions

The Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 10.  STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock.  Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3Waiver of Restrictions

The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11.  PERFORMANCE AWARDS

11.1Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award.  Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.  The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award.  Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.  The amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12.  OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13.  WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award ("tax withholding obligations") and (b) any amounts due from the Participant to the Company or to any Related Company ("other obligations").  Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant's tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations.  The value of the shares so withheld or tendered may not exceed the employer's minimum required tax withholding rate; provided, however, that, in the discretion of the Committee and to the extent permitted under applicable financial accounting standards, the value of shares so withheld or tendered may exceed the employer’s minimum required tax withholding rate but may not be greater than the employer’s maximum tax withholding rate, so long as the exercise of such discretion by the Committee would not result in adverse treatment for financial accounting purposes.

SECTION 14.  ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death.  During a Participant's lifetime, an Award may be exercised only by the Participant.  Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify, except that the Committee may not permit a Participant to assign or transfer an Award to a third party financial institution in exchange for a cash payment or other consideration without stockholder approval.

SECTION 15.  ADJUSTMENTS

15.1Adjustment of Shares

(a)In the event that, at any time or from time to time, a stock dividend, stock split, spin‑off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (1) the maximum number and kind of securities available for issuance under the Plan; (2) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (3) the maximum numbers and kind of securities set forth in Section 16.3; and (4) the number and kind of securities that are subject to any outstanding Award and/or the per share price of such securities.  The determination by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(b)The Committee may also make adjustments as described in Section 15.1(a)(1)-(4) in the event of any distribution of assets to stockholders other than a normal cash dividend.  In determining adjustments to be made under this Section 15.1(b), the Committee may take into account such factors as it deems appropriate, including (i) the restrictions of applicable law, (ii) the potential tax and accounting consequences of an adjustment and (iii) the possibility that some Participants might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments.  Any such adjustments to outstanding Awards shall be effected in a manner that precludes the enlargement of rights and benefits under such Awards.

(c)Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.  Notwithstanding the foregoing provisions of this Section 15.1, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.  Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change in Control shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.  To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a)If the Change in Control is a transaction in which Awards, other than Performance Shares and Performance Units, could be converted, assumed, substituted for or replaced by the Successor Company, then, if and to the extent that the Successor Company converts, assumes, substitutes or replaces an Award, the vesting restrictions and/or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award.  If and to the extent that such Awards are not converted, assumed, substituted for or replaced by the Successor Company, such Awards shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and such Awards shall terminate at the effective time of the Change in Control.

For the purposes of this Section 15.3(a), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if following the Change in Control the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b)All Performance Shares or Performance Units earned and outstanding as of the date the Change in Control is determined to have occurred and for which the payout level has been determined shall be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the Award.  Any remaining outstanding Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Change in Control and shall be payable in accordance with the payout schedule pursuant to the instrument evidencing the Award.  Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(c)Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change in Control that a Participant's outstanding Awards shall terminate upon or immediately prior to such Change in Control and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Change in Control, or, in the event the Change in Control is one of the transactions listed under subsection (c) in the definition of Change in Control or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(d)For the avoidance of doubt, nothing in this Section 15.3 requires all outstanding Awards to be treated similarly.

15.4Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards.  Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants.  The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

15.5No Limitations

The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6No Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment shall be disregarded.

15.7Section 409A

Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered "deferred compensation" within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered "deferred compensation" subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 16.  CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan to the contrary, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1Performance Criteria

If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following "performance criteria" for the Company as a whole or any business unit of the Company, as reported or calculated by the Company:  cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; return on sales (including or excluding financial effects of acquisitions or divestitures); debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the "Performance Criteria").

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations.  Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period:  (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) any unusual, infrequently occurring and/or nonrecurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company's periodic reports, (vi) acquisitions or divestitures, (vii) discontinued operations, (viii) foreign exchange gains and losses, and (ix) gains and losses on asset sales.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

16.2Adjustment of Awards

Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3Limitations

Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 200,000 shares of Common Stock for such Awards, except that the Company may make additional onetime grants of such Awards for up to 400,000 shares to newly hired or newly promoted individuals, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 16 granted to any Covered Employee in any one calendar year is $4,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 17.  AMENDMENT AND TERMINATION

17.1Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board.  Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date.  After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of the approval by the Board or the stockholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code).

17.3Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan.  Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.  Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18.  GENERAL

18.1No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without cause.

18.2Issuance of Shares

(a)Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b)The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c)As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant's own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws.  At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration.  The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(d)To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf, unless such loss, cost, liability or expense is a result of such person's own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award or Restricted Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5Compliance with Laws and Regulations

(a)In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

(b)The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise.  To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A.  Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions.  Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant's employment or service are intended to mean the Participant's "separation from service," within the meaning of Section 409A(a)(2)(A)(i).  In addition, if the Participant is a "specified employee," within the meaning of Section 409, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant's "separation from service," within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant's death, the Participant's estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant's separation from service or the Participant's death.   Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude  Section 409A from applying to Awards granted under the Plan.

18.6Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7No Trust or Fund

The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.  Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

18.11Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19.  EFFECTIVE DATE

The effective date (the "Effective Date") is March 6, 2013.

APPENDIX A

DEFINITIONS

As used in the Plan,

"Acquired Entity" means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

"Award" means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

"Board" means the Board of Directors of the Company.

"Cause," unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company's chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

"Change in Control," unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a)a merger or consolidation of the Company with or into any other company;

(b)a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of the Company's outstanding voting securities; or

(c)a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of at least 50% of the Company's assets,

excluding, however, in each case, a transaction pursuant to which

(i)the Entities who are the beneficial owners of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") immediately prior to such Change in Control will beneficially own, directly or indirectly, at least 70% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Change in Control, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(ii)no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Change in Control; and

(iii)individuals who were members of the Board immediately prior to the Change in Control will immediately after the consummation of the Change in Control constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Change in Control, the date of such Change in Control shall be the date on which the last of such transactions is consummated.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" has the meaning set forth in Section 3.1.

"Common Stock" means the common stock, par value $0.20 per share, of the Company.

"Company" means Esterline Technologies Corporation, a Delaware corporation.

"Compensation Committee" means the Compensation Committee of the Board.

"Covered Employee" means a "covered employee" as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

"Disability," unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of six months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company's chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

"Effective Date" has the meaning set forth in Section 19.

"Eligible Person" means any person eligible to receive an Award as set forth in Section 5.

"Entity" means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Fair Market Value" means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

"Grant Date" means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

"Incentive Stock Option" means an Option granted with the intention that it qualify as an "incentive stock option" as that term is defined for purposes of Section 422 of the Code or any successor provision.

"Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

"Option" means a right to purchase Common Stock granted under Section 7.

"Option Expiration Date" means the last day of the maximum term of an Option.

"Outstanding Company Common Stock" has the meaning set forth in the definition of "Change in Control."

"Outstanding Company Voting Securities" has the meaning set forth in the definition of "Change in Control."

"Parent Company" means a company or other entity which as a result of a Change in Control owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries.

"Participant" means any Eligible Person to whom an Award is granted.

"Performance Award" means an Award of Performance Shares or Performance Units granted under Section 11.

"Performance Criteria" has the meaning set forth in Section 16.1.

"Performance Share" means an Award of units denominated in shares of Common Stock granted under Section 11.1.

"Performance Unit" means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

"Plan" means the Esterline Technologies Corporation 2013 Equity Incentive Plan, as amended and restated from time to time.

"Prior Plan" has the meaning set forth in Section 4.1(b).

"Related Company" means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

"Restricted Stock" means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

"Retirement," unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means "Retirement" as defined for purposes of the Plan by the Committee or, if not so defined, means Termination of Service on or after the date the Participant reaches "normal retirement age," as that term is defined in Section 411(a)(8) of the Code.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

"Section 409A" means Section 409A of the Code.

"Stock Appreciation Right" or "SAR" means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

"Stock Award" means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

"Stock Unit" means an Award denominated in units of Common Stock granted under Section 10.

"Substitute Awards" means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

"Successor Company" means the surviving company, the successor company or Parent Company, as applicable, in connection with a Change in Control.

"Termination of Service" means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement.  Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company's chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding.  Transfer of a Participant's employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award.  Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be a Related Company.  A Participant's change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor, or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

"Vesting Commencement Date" means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

Esterline Technologies Corporation IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 5 and 1 YEAR on Proposal 4. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain + 01 - Michael J. Cave* 02 - Anthony P. Franceschini* 03 - Nils E. Larsen* * Each to serve a term that expires in 2020. For Against Abstain For Against Abstain 2. To consider and approve the Company’s Amended and 3. To approve, on an advisory basis, the compensation of the Restated 2013 Equity Incentive Plan. Company’s named executive officers for the fiscal year ended September 30, 2016.1 Year 2 Years 3 Years Abstain 4. To approve, on an advisory basis, the frequency of 5. To ratify the selection of Ernst & Young LLP as the the advisory vote on executive compensation. Company’s independent registered public accounting firm for the fiscal year ending September 29, 2017. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Note: please sign as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 3007402 + 02HHOD

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Esterline Technologies Corporation This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Curtis C. Reusser, Marcia J. Mason and Amy L. Watson and each of them as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned, the number of shares of common stock of Esterline Technologies Corporation that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on February 9, 2017, or at any adjournment or postponement thereof. The undersigned directs that this proxy be voted as stated on the reverse side. This proxy when properly executed, will be voted in the manner directed on this proxy card. If no specification is made, a vote FOR all nominees, FOR proposals 2, 3, 5 and for 1 YEAR on proposal 4 will be entered. In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The undersigned hereby revokes any proxy or proxies heretofore given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2016 Annual Report to Shareholders are available at: www.edocumentview.com/ESL (Continued and to be marked, dated and signed, on the other side)